                                                                     EXHIBIT 4.6

                                                                [EXECUTION COPY]

================================================================================


                               U.S. $100,000,000

                              TERM LOAN AGREEMENT,

                          dated as of March 24, 1998,


                                     among


                          EARLE M. JORGENSEN COMPANY,
                                as the Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,


                           DLJ CAPITAL FUNDING, INC.,
                   as the Syndication Agent for the Lenders,



                             BANKERS TRUST COMPANY,
                  as the Documentation Agent for the Lenders,


                                      and


                              FLEET NATIONAL BANK,
                  as the Administrative Agent for the Lenders.

================================================================================


 DONALDSON, LUFKIN & JENRETTE                      BT ALEX. BROWN INCORPORATED,
    SECURITIES CORPORATION,                                 as Co-Arranger
          as Arranger

                               TABLE OF CONTENTS

SECTION                                                                       PAGE
                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

1.1.     Defined Terms.....................................................     2
1.2.     Use of Defined Terms..............................................    23
1.3.     Cross-References..................................................    23
1.4.     Accounting and Financial Determinations...........................    23
1.5.     Use of UCC Terms..................................................    23
1.6.     Officers' Certificates and Opinions...............................    23


                                  ARTICLE II
                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.     Commitments.......................................................    24
2.1.1.   Term Loan Commitments.............................................    24
2.1.2.   Lenders Not Permitted or Required to Make the Term Loans..........    24
2.2.     Borrowing Procedures and Funding Maintenance......................    24
2.3.     Continuation and Conversion Elections.............................    24
2.4.     Funding...........................................................    25
2.5.     Loan Accounts.....................................................    25


                                  ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.     Repayments and Prepayments; Application...........................    26
3.1.1.   Repayments and Prepayments........................................    26
3.1.2.   Application.......................................................    27
3.2.     Interest Provisions...............................................    28
3.2.1.   Rates.............................................................    28
3.2.2.   Default Rates.....................................................    28
3.2.3.   Payment Dates.....................................................    28
3.3.     Fees..............................................................    29
3.3.1.   Arrangement, Structuring and Commitment Fees......................    29
3.3.2.   Administrative Agent Fee..........................................    29

SECTION                                                                       PAGE
                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.     LIBO Rate Lending Unlawful........................................    29
4.2.     Deposits Unavailable..............................................    29
4.3.     Increased LIBO Rate Loan Costs, etc...............................    30
4.4.     Funding Losses....................................................    30
4.5.     Increased Capital Costs...........................................    30
4.6.     Taxes.............................................................    31
4.7.     Payments, Computations, etc.......................................    32
4.8.     Sharing of Payments...............................................    32
4.9.     Setoff............................................................    33
4.10.    Replacement of Lender.............................................    33


                                   ARTICLE V

                       CONDITIONS TO TERM LOAN EXTENSION

5.1.    Resolutions, etc...................................................    34
5.2.    Borrowing Request..................................................    34
5.3.    Issuance of the Senior Notes.......................................    34
5.4.    Revolving Credit Agreement.........................................    34
5.5.    Payment of Outstanding Indebtedness, etc...........................    34
5.6.    Amendment of Notes.................................................    35
5.7.    Transaction Documents..............................................    35
5.8.    Additional Security Documents......................................    35
5.9.    Mortgages..........................................................    36
5.10.   Lien Waivers.......................................................    37
5.11.   Solvency Opinion...................................................    37
5.12.   Closing Date Certificates..........................................    37
5.13.   Financial Information, etc.........................................    37
5.14.   Litigation.........................................................    38
5.15.   Material Adverse Change............................................    38
5.16.   Consents and Approvals, etc........................................    38
5.17.   Insurance..........................................................    38
5.18.   Opinions of Counsel................................................    38
5.19.   Closing Fees, Expenses, etc........................................    39
5.20.   Satisfactory Legal Form............................................    39
5.21.   No Default.........................................................    39
5.22.   Compliance with Warranties.........................................    39

SECTION                                                                       PAGE
                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

6.1.     Organization, etc.................................................    39
6.2.     Due Authorization, Non-Contravention, etc.........................    39
6.3.     No Conflicts......................................................    40
6.4.     Validity and Binding Effect.......................................    40
6.5.     No Default........................................................    40
6.6.     Financial Statements..............................................    40
6.7.     Insurance.........................................................    40
6.8.     Litigation; Contingent Liabilities................................    40
6.9.     Liens.............................................................    41
6.10.    Subsidiaries......................................................    41
6.11.    Partnerships; Joint Ventures......................................    41
6.12.    Senior Notes......................................................    41
6.13.    Intellectual Property.............................................    41
6.14.    Solvency..........................................................    41
6.15.    Contracts; Labor Matters..........................................    42
6.16.    Pension and Welfare Plans.........................................    42
6.17.    Regulations G, U and X............................................    43
6.18.    Compliance........................................................    43
6.19.    Taxes.............................................................    43
6.20.    Investment Company Act Representation.............................    43
6.21.    Public Utility Holding Company Act Representation.................    43
6.22.    Environmental and Safety and Health Matters.......................    43
6.23.    Related Agreements and Transaction Documents......................    44
6.24.    Ownership of Properties...........................................    45
6.25.    Accuracy of Information...........................................    45


                                  ARTICLE VII

                                   COVENANTS

7.1.     Affirmative Covenants.............................................    45
7.1.1.   Financial Information, Reports, Notices, etc......................    45
7.1.2.   Corporate Existence...............................................    48
7.1.3.   Maintenance of Properties.........................................    48
7.1.4.   Insurance.........................................................    48
7.1.5.   Taxes.............................................................    48
7.1.6.   Books and Records.................................................    48
7.1.7.   Use of Proceeds, etc..............................................    49
7.1.8.   Concerning the Collateral and the Loan Documents..................    49
7.1.9.   Maintenance of Corporate Separateness.............................    49
7.1.10.  Working Capital Line..............................................    50
7.1.11.  Additional Mortgages..............................................    50

SECTION                                                                       PAGE
7.1.12.  Future Subsidiaries...............................................    51
7.1.13.  Compliance with Statutes, etc.....................................    52
7.1.14.  Lien Waivers......................................................    52
7.2.     Negative Covenants................................................    53
7.2.1.   Indebtedness......................................................    53
7.2.2.   Liens.............................................................    55
7.2.3.   Restricted Payments, etc..........................................    55
7.2.4.   Payment Restrictions Affecting Restricted Subsidiaries............    57
7.2.5.   Consolidation, Merger, etc........................................    57
7.2.6.   Asset Dispositions, etc...........................................    58
7.2.7.   Modification of Certain Agreements................................    60
7.2.8.   Transactions with Affiliates......................................    61
7.2.9.   Limitation on Investments.........................................    61
7.2.10.  Impairment of Security Interest...................................    61
7.2.11.  Sale and Leaseback................................................    62


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

8.1.     Listing of Events of Default......................................    62
8.1.1.   Non-Payment of Obligations........................................    62
8.1.2.   Breach of Warranty................................................    62
8.1.3.   Non-Performance of Certain Covenants and Obligations..............    62
8.1.4.   Non-Performance of Other Covenants and Obligations................    63
8.1.5.   Disaffirmation of Obligations.....................................    63
8.1.6.   Default Under Revolving Credit Agreement..........................    63
8.1.7.   Default on Other Indebtedness.....................................    63
8.1.8.   Judgments.........................................................    63
8.1.9.   Bankruptcy, Insolvency, etc.......................................    63
8.1.10.  Impairment of Security, etc.......................................    64
8.2.     Action if Bankruptcy, etc.........................................    64
8.3.     Action if Other Event of Default..................................    64


                                  ARTICLE IX

                                  THE AGENTS

9.1.     Appointment of Agents.............................................    65
9.2.     Nature of Duties of the Agents....................................    65
9.3.     General Immunity..................................................    65
9.4.     Successor.........................................................    66
9.5.     Agents in Their Capacity as Lenders...............................    67
9.6.     Actions by Each Agent.............................................    67
9.7.     Right to Indemnity................................................    67

SECTION                                                                       PAGE
9.8.     Administrative Agent..............................................    68
9.9.     Suits to Protect Collateral.......................................    68
9.10.    Determinations Relating to Collateral.............................    68
9.11.    Trust Moneys......................................................    69
9.12.    Release of Collateral.............................................    69
9.13.    Application of Proceeds of Collateral.............................    69
9.14.    Rights and Remedies to be Exercised by Administrative Agent Only..    70
9.15.    Credit Decisions..................................................    70
9.16.    Copies, etc.......................................................    70
9.17.    The Syndication Agent and the Administrative Agent................    70
9.18.    Agreement to Cooperate............................................    71
9.19.    Lenders to Act as Agents..........................................    71


                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1.    Waivers, Amendments, etc..........................................    71
10.2.    Notices...........................................................    72
10.3.    Payment of Costs and Expenses.....................................    72
10.4.    Indemnification...................................................    73
10.5.    Survival..........................................................    74
10.6.    Severability......................................................    74
10.7.    Headings..........................................................    74
10.8.    Execution in Counterparts, Effectiveness, etc.....................    74
10.9.    Governing Law; Entire Agreement...................................    74
10.10.   Successors and Assigns............................................    75
10.11.   Sale and Transfer of Term Loans and Term Notes; Participations in
           Term Loans and Term Notes.......................................    75
10.11.1. Assignments.......................................................    75
10.11.2. Participations....................................................    77
10.12.   Other Transactions................................................    78
10.13.   Confidentiality...................................................    78
10.14.   Forum Selection and Consent to Jurisdiction.......................    79
10.15.   Waiver of Jury Trial..............................................    79

SCHEDULE I      -      Disclosure Schedule
SCHEDULE II     -      Percentages and Administrative Information
SCHEDULE III    -      Owned Property
SCHEDULE IV     -      Leased Property

EXHIBIT A       -      Form of Term Note
EXHIBIT B       -      Form of Borrowing Request
EXHIBIT C       -      Form of Continuation/Conversion Notice
EXHIBIT D       -      Form of Mortgage
EXHIBIT E       -      Form of Security Agreement
EXHIBIT F       -      Form of Borrower Closing Date Certificate
EXHIBIT G       -      Form of Parent Closing Date Certificate
EXHIBIT H       -      Form of Lender Assignment Agreement

                              TERM LOAN AGREEMENT


     THIS TERM LOAN AGREEMENT, dated as of March 24, 1998, among EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Borrower"), the various
                                                --------
financial institutions as are or may become parties hereto (collectively, the

"Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the
--------                                ---
"Syndication Agent") for the Lenders, BANKERS TRUST COMPANY, as documentation
------------------
agent (the "Documentation Agent") for the Lenders, and FLEET NATIONAL BANK
            -------------------
("Fleet"), as administrative agent (the "Administrative Agent") for the Lenders.
-------                                  --------------------


                              W I T N E S S E T H:

     WHEREAS, the Borrower is the wholly owned and sole subsidiary of Earle M. Jorgensen Holding Company, Inc., a Delaware corporation (the "Parent");
                                                              ------

     WHEREAS, the Borrower, desires (i) to issue its senior unsecured notes due 2005 for gross cash proceeds of $105,000,000 pursuant to a private offering thereof (the "Senior Note Offering"), (ii) to obtain from the Lenders a
              --------------------
commitment to provide Term Loans (as defined below) in an aggregate principal amount of $100,000,000 and (iii) to enter into an amended and restated revolving credit agreement which would provide for a five-year revolving credit facility in an amount for up to $220,000,000;

     WHEREAS, the Borrower intends to use the proceeds of the Senior Notes and the Term Loans (i) to prepay $155,000,000 in aggregate principal amount of its outstanding 10 3/4% Senior Notes (the "Outstanding Notes") due in the year 2000, issued pursuant to the Indenture dated as of March 11, 1993, entered into by and between the Borrower and United States Trust Company of New York (the "Outstanding Note Indenture"), together with premium and accrued interest
---------------------------
thereon to the date of redemption not exceeding $6,200,000, (ii) to prepay approximately $5,100,000 in aggregate principal amount of purchase money indebtedness, including premium and accrued interest thereon, as set forth in the Heller Documents (as defined herein), (iii) to pay a dividend to the Parent in the amount of approximately $45,400,000 to enable the Parent (A) to prepay $40,000,000 in principal amount of the Series A Variable Rate Senior Notes (the "Parent Notes") due in the year 2006, issued pursuant to the Restructuring
 ------------
Agreement dated as of March 3, 1993, entered into by and between the Parent and KIA IV, as amended by the Amendment to Holding Restructuring Agreement dated as of March 24, 1998, and (B) to pay approximately $5,400,000 of interest accrued as of March 31, 1998 on the Parent Notes and (iv) to pay related transaction fees and expenses of approximately $9,000,000; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend the
                                            ---------
commitments and make the loans described herein to the Borrower;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1.  Defined Terms.  The following terms (whether or not
                   -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble and includes (a) each
      --------------------                    --------
other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4 and (b) where the context relates
                                 -----------
to the perfection, possession or foreclosure of any of the Collateral, each other Person appointed by the Administrative Agent to carry out such action.

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agents" means, collectively, the Administrative Agent, the Syndication
      ------
Agent and the Documentation Agent.

     "Agreement" means, on any date, this Term Loan Agreement as originally in
      ---------
effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, for any day and with respect to all Base Rate
      -------------------
Loans, a fluctuating rate of interest per annum equal to the higher of: (a) 0.50% per annum above the Federal Funds Rate most recently determined by the Administrative Agent and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent at its Domestic Office as its "prime rate." (The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

     "APB 16" means Accounting Principles Board Opinion No. 16 (Business
      ------
Combinations) as in effect on the date of this Agreement.

     "Applicable Margin" means (i) with respect to the unpaid principal amount
      -----------------
of each Term Loan maintained as a Base Rate Loan, 2.00% and (ii) with respect to the unpaid principal amount of each Term Loan maintained as a LIBO Rate Loan, 3.25%.

     "Approved Fund" means, with respect to any Lender that is a fund or trust
      -------------
that makes, purchases or invests in commercial loans, any other fund or trust that makes, purchases or invests in commercial loans and is managed by the same investment advisor as such Lender.

     "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation, a
      --------
Delaware corporation.

     "Asset Disposition" is defined in Section 7.2.6.
      -----------------                -------------

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Assignor Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Attributable Debt" means, with respect to any Sale and Leaseback
      -----------------
Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such Sale and Leaseback Transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "Authorized Officer" means, relative to any Obligor, those of its officers
      ------------------
whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.
                                  -----------

     "Bankruptcy Law" means chapter 11 of Title 11 of the United States Code, as
      --------------
amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Base Rate Loan" means a Term Loan bearing interest at a fluctuating rate
      --------------
determined by reference to the Alternate Base Rate.

     "Board of Directors" means the Board of Directors of the Borrower or any
      ------------------
committee thereof duly authorized to act on behalf of such Board of Directors.

     "Board Resolution" of any corporation means a copy of a resolution
      ----------------
certified by the Secretary or an Assistant Secretary of such corporation to have been duly adopted by the board of directors of such entity and to be in full force and effect on the date of such certification and delivered to the Administrative Agent.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Closing Date Certificate" means a certificate of an Authorized
      ---------------------------------
Officer of the Borrower substantially in the form of Exhibit F hereto, delivered
                                                     ---------
pursuant to Section 5.12.
            ------------

     "Borrowing" means Term Loans of the same type and, in the case of LIBO Rate
      ---------
Loans, having the same Interest Period made by all Lenders on the same Business Day.

     "Borrowing Request" means a loan request and certificate duly executed by
      -----------------
an Authorized Officer of the Borrower, substantially in the form of Exhibit B
                                                                    ---------
hereto.

     "Business Day" means any day which is neither a Saturday or Sunday nor a
      ------------
legal holiday on which banks are authorized or required to be closed in New York City or Boston, Massachusetts and, with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, continuations or conversions of Base Rate Loans into, LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, participations, or other equivalents (however designated) of capital stock or beneficial ownership interests of such Person (including general and limited partnership interests and limited liability company interests) and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock or beneficial ownership interests.

     "Capitalized Lease Obligation" means, as to any Person, Indebtedness
      ----------------------------
represented by obligations under a lease that is required to be capitalized on the balance sheet of such Person for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means (i) obligations issued or directly and fully
      ----------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and maturing within one year from the date of acquisition, (ii) dollar and eurodollar time deposits and certificates of deposit or bankers' acceptances of any domestic commercial bank or domestic branch office or agency of a foreign commercial bank of recognized standing having capital and surplus in excess of $100,000,000 (a "Qualified
                                                                  ---------
Bank"), (iii) repurchase obligations with a term of not more than seven days for
----
underlying securities of the types described in clause (i) above entered into
                                                ----------
with any Qualified Bank, (iv) commercial paper issued by any Qualified Bank and commercial paper of any other issuer rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year from the date of acquisition, (v) securities, bonds, notes, debentures or investments or other forms of Indebtedness of any person rated at least A or the equivalent thereof by S&P and at least A or the equivalent thereof by Moody's, (vi) investments in money market or mutual funds registered under the Investment Company Act of 1940, as amended, whose sole investments are comprised of securities and other instruments or obligations described in clauses (i) through (v) above; and (vii) with respect to only
             -----------         ---
foreign operations of the Borrower and its Subsidiaries, overnight deposits in the ordinary course of business with foreign commercial banks and certificates of deposit or bankers' acceptances of foreign commercial banks of recognized standing having capital and surplus in excess of $100,000,000.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, 42 U.S.C. 9601, et seq., as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Change of Control" means (i) directly or indirectly a sale, transfer or
      -----------------
other conveyance of all or substantially all of the assets of the Borrower or Parent, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Borrower's Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, (ii) prior to the earlier to occur of (A) the first public offering of Common Stock of the Parent and (B) the first public offering of Common Stock of the Borrower, Kelso & Company and its Affiliates, the officers, directors and employees of the Borrower and its Subsidiaries and the ESOP (collectively, the "Permitted
                                                               ---------
Holders") cease to beneficially own, directly or indirectly, in the aggregate a
-------
majority of the total voting power of all classes of Capital Stock then outstanding and normally entitled to vote in elections of directors ("Voting
                                                                      ------
Stock") of the Borrower, whether as a result of issuance of securities of the
-----
Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by Parent or otherwise (the Permitted Holders will be deemed to beneficially own any Voting Stock of the Borrower held by Parent so long as Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of Parent); (iii) any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of all Voting Stock then outstanding of the Borrower and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower (for the purposes of this clause (iii), such other
                                                       ------------
person will be deemed to beneficially own any Voting Stock of the Borrower held by Parent, if such other person "beneficially owns" (as so defined), directly or indirectly, more than 30% of the voting power of the Voting Stock of Parent and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of Parent, and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent), or (iv) during any period of 24-consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or who were nominated and elected by the Permitted Holders pursuant to the Stockholder Agreement) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

     "Closing Date" means the date of the initial Borrowing, not to be later
      ------------
than March 31, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified.

     "Collateral" means the property and assets of the Borrower and its
      ----------
Restricted Subsidiaries which may from time to time be subject to one or more of the Liens evidenced or created by any Loan Document.

     "Collateral Account" means the Collateral Account as defined in the
      ------------------
Security Agreement.

     "Collateral Proceeds" is defined in Section 7.2.6.
      -------------------                -------------

     "Commitment Termination Event" means (i) the occurrence of any Event of
      ----------------------------
Default described in Section 8.1.9 or (ii) the occurrence and continuance of any
                     -------------
other Event of Default and the giving of notice to the Borrower by the Administrative Agent, acting at the direction of the Required Lenders, that the Term Loan Commitments have been terminated.

     "Consolidated Cash Flow" means, with respect to any Person, for any period,
      ----------------------
the Consolidated Net Income of such Person plus, to the extent deducted in determining Consolidated Net Income, the sum of (a) income taxes, determined on a consolidated basis for such Person and its Restricted Subsidiaries, (b) Fixed Charges of such Person and its Restricted Subsidiaries, (c) depreciation expense, (d) amortization expense and (e) all other non-cash items deducted from net revenues in determining Consolidated Net Income for such period, all determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, and as to any Person, the
      -----------------------
net income (loss) of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP, provided that (i) the net income
                                            --------
(determined as set forth above) of any Unrestricted Subsidiary or any other Person, other than a Restricted Subsidiary, in which such person or any of its Restricted Subsidiaries has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions actually paid to such person or Restricted Subsidiary during such period, (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Restricted Subsidiary shall be excluded to the extent such Restricted Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to such Person, (iv) the net income
(loss) of such Person shall be adjusted by excluding (to the extent otherwise included) any extraordinary gains and extraordinary losses together with any related provisions for taxes on any such gain or loss during any such period,
(v) the net income (loss) of such person shall be adjusted by excluding any adjustments relating to the LIFO method of accounting for inventory during such period, (vi) the net income (loss) of the Borrower shall be adjusted to exclude (to the extent otherwise included) the one-time non-cash charges associated with the write-off of deferred debt issuance costs associated with the Refinancing Transactions and to exclude any redemption premiums paid on the Outstanding Notes or the purchase money indebtedness redeemed in connection with the Refinancing Transactions.

     "Consolidated Net Worth" of any Person, at any date, means the aggregate of
      ----------------------
capital, surplus and retained earnings less (a) any accumulated deficit and (b) any amounts attributable to Redeemable Stock, of such Person and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.
                                       ---------

     "Custodian" means any receiver, trustee, assignee, liquidator or similar
      ---------
official under any Bankruptcy Law.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

     "Designated Facilities" means the facilities of the Borrower located in
      ---------------------
Detroit, Michigan, Lynwood, California (the Alameda Sheet and Strip building), Kansas City, Missouri (the JSA Facility), and Buffalo, New York and any property, plant or equipment located at such facility and used at such facility consistent with past practice.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
      -------------------
Schedule I, as it may be amended, supplemented or otherwise modified from time
----------
to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "DLJ" is defined in the preamble.
      ---                    --------

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollar" and the sign "$" mean lawful money of the United States.
      ------                -

     "Domestic Office" means, relative to any Lender, the office of such Lender
      ---------------
designated as such in Schedule II hereto or designated in the Lender Assignment
                      -----------
Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

     "Effective Date" means the date this Agreement becomes effective pursuant
      --------------
to Section 10.8.
   ------------

     "Eligible Accounts Receivable" means all accounts receivable which are not
      ----------------------------
more than 180 days past due under their normal payment terms.

     "Environmental Laws" means all applicable foreign, federal, state or local
      ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection and conservation of the environment concerning any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means any corporation, partnership, or other trade or
      ---------------
business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

     "Escrow Agent" is defined in Section 5.5(b).
      ------------                --------------

     "ESOP" means the Earle M. Jorgensen Employee Stock Ownership Plan.
      ----

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Facility" means the real property and plant located at 601 Redna
      -----------------
Terrace, Cincinnati, Ohio, to the extent that such real property and plant is purchased by the Borrower for an amount not exceeding $6,000,000 and subsequently sold by the Borrower on or prior to March 31, 1999, pursuant to a transaction in which the Borrower enters into a lease agreement with the purchaser of such real property and plant (such lease agreement to contain the lien waivers referred to in Section 7.1.14) on terms no less favorable in any
                            --------------
material respect than the terms of the existing lease agreement for such real property and plant.

     "Existing Indebtedness" means all Indebtedness (other than the Senior Notes
      ---------------------
outstanding) of the Borrower or any Restricted Subsidiary existing on the date hereof and listed on Item 7.2.1(e) ("Existing Indebtedness") of the Disclosure
                     -------------   ---------------------
Schedule.

     "FASB" is defined in the definition of "Fixed Charges".
      ----

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated as of March 24, 1998,
      ----------
between the Borrower and the Administrative Agent.

     "Financial Statements" means the consolidated and consolidating balance
      --------------------
sheets and statements of operations and the consolidated statements of cash flows and statements of changes in shareholder's equity of the Borrower and its Subsidiaries for the period specified, in each case prepared in accordance with GAAP consistent with prior practice.

     "Financing Disposition" means any sale, transfer, conveyance or other
      ---------------------
disposition of property or assets by the Borrower or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on indebtedness, which may be secured by a Lien in respect of such property or assets.

     "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive months ending on March
      -----------
31; references to a Fiscal Year with a numbering corresponding to any calendar year refer to the fiscal year ending on the 31st of March during such calendar year.

     "Fixed Charges" means, with respect to any Person for any period, such
      -------------
Person's consolidated interest expense determined in accordance with GAAP, (i) including amortization of original issue discount and non-cash expenses attributable to accruals and the interest component of capital leases, (ii) and excluding the amortization of debt issuance costs, (iii) excluding an amount of interest expense in respect of Life Insurance Policy loans that is equal to any dividends received in respect of the Life Insurance Policies, and (iv) plus the
                                                                       ----
product of (x) the sum of (1) cash dividends paid on any preferred stock of such person plus (2) cash and the fair market value (as determined by the Borrower's
       ----
Board of Directors in good faith) of any non cash dividends paid on any preferred stock of any Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and
                        -----
the denominator of which is one minus the then current effective aggregate Federal, state and local tax rate of such person, expressed as a decimal. For purposes of this definition, interest on a capital lease shall be deemed to accrue at the rate of interest implicit in such capital lease in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board ("FASB")).
                                       ----

     "Fixed Charge Coverage Ratio" means for any Person, for any period, such
      ---------------------------
Person's ratio of Consolidated Cash Flow to Fixed Charges for such period.

     "Fleet" is defined in the preamble.
      -----                    --------

     "Foreign Subsidiary" means any Subsidiary of the Borrower (a) which is
      ------------------
organized under the laws of any jurisdiction outside of the United States of America, (b) which conducts the major portion of its business outside of the United States of America or (c) all or substantially all of the property and assets of which are located outside of the United States of America.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "GAAP" means generally accepted accounting principles in effect in the
      ----
United States as of the time when (and for the period as to which) such accounting principles are to be applied; provided, however, that for purposes of
                                         --------  -------
computing Consolidated Net Worth and the Fixed Charge Coverage Ratio and with respect to compliance with Section 7.2.3, "GAAP" means such generally accepted
                           -------------
accounting principles as adopted by the Borrower on the date of this Agreement.

     "Hazardous Materials" means any toxic substance, hazardous substance,
      -------------------
hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any other pollutant or contaminant subject to an Environmental Law, and shall include, but not be limited to, petroleum, including crude oil, any radioactive material, including but not limited to any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended,
                                     -- ---
polychlorinated biphenyls and asbestos in any form or condition.

     "Heller Documents" means (a) the Loan and Security Agreement dated as of
      ----------------
March 27, 1995, by and between the Borrower and Heller Financial, Inc.; (b) the Promissory Note dated March 30, 1995, made by the Borrower and payable to the order of Heller Financial, Inc., in the original principal amount of $2,875,974;
(c) the Deed of Trust and Security Agreement dated as of March 28, 1995, by and between the Borrower as grantor, Scott A. Stein, as trustee, and Heller Financial, Inc., as the lender; and (d) the Guaranty dated March 28, 1995, made by the Parent.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ------- -------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "incur" has the meaning ascribed in Section 7.2.1; provided that (a) with
      -----                              -------------  --------
respect to any Indebtedness of any Restricted Subsidiary of the Borrower that is owing to the Borrower or another Restricted Subsidiary of the Borrower, any disposition, pledge or transfer of such Indebtedness to any Person (other than the Borrower or a Wholly-Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness and (b) with respect to any Indebtedness of the Borrower or a Restricted Subsidiary that is owing to another Restricted Subsidiary, any transaction pursuant to which a Wholly-Owned Restricted Subsidiary to which such Indebtedness is owing ceases to be a Wholly-Owned Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness; and provided, further, that any Indebtedness of a Person existing at the time
    --------  -------
such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

     "Indebtedness" means, as to any Person, without duplication, (a) all
      ------------
obligations of such Person, including accrued and unpaid interest, for borrowed money (including any net overdraft in any bank which overdraft is not satisfied within three consecutive Business Days from its occurrence), (b) all obligations of such person evidenced by bonds (other than performance bonds issued in the ordinary course of business), debentures, notes, letters of credit or reimbursement agreements (other than letters of credit or reimbursement agreements in respect of accounts payable to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services) or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), (d) all Capitalized Lease Obligations of such Person, (e) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person or guaranteed by such Person, (f) all indebtedness of others guaranteed by such Person to the extent of such guarantee, (g) Attributable Debt of such Person, (h) preferred stock issued by a Subsidiary of such Person, (i) Redeemable Stock issued by such Person, and (j) obligations under interest rate swaps and caps and currency swaps or options and other similar hedging agreements (other than such arrangements entered into in the ordinary course of business); and the amount of any such Indebtedness on the date of determination thereof shall be the outstanding balance of any such unconditional obligations as described above and the maximum liability of any such contingent obligation at such date and, with respect to clauses (h) and (i), the amount of
                                  -----------     ---
Indebtedness shall equal the liquidation preference.

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 10.4.
      -------------------                ------------

     "Insurance Proceeds" means the proceeds of any insurance policy insuring
      ------------------
the Improvements (as such term is defined in each Mortgage).

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of
      -----------------------
March 24, 1998, between the Administrative Agent and the administrative agent under the Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Interest Period" means, as to any LIBO Rate Loan, the period commencing on
      ---------------
the Borrowing date of such Term Loan or on the date on which any Term Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if available in the Administrative Agent's reasonable determination, nine or twelve months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided however
                                                             -------- -------
that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (iii) no Interest Period for any Term Loan shall extend beyond the Stated Maturity Date for such Term Loan;

          (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

          (v) there shall be no more than five Interest Periods in effect at any one time.

      "Interest Rate Contracts" means interest rate swap agreements, interest
       -----------------------
rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Inventory" means, with respect to any Person, goods held by such Person
      ---------
for sale or lease or to be furnished under contracts of service or goods so furnished by such Person, raw material, work in process or material used or consumed in a business.

     "Investment" of any Person means, collectively, any direct or indirect
      ----------
loan, advance or other extension of credit, capital contribution, or transfer of cash, property or other assets to, or any acquisition of Capital Stock, securities or other evidences of Indebtedness including by way of guarantee or similar arrangement, of, any other Person. For the purposes of Sections 7.2.3
                                                                --------------
and 7.2.9, (i) "Investment" shall include the fair market value of the net
    -----
assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the net assets of any Unrestricted Subsidiary that is designated a Restricted Subsidiary shall be deducted from the aggregate amount of Investments in computing the net amount of Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Borrower, and evidenced by a Board Resolution.

     "Lender Assignment Agreement" means a Lender Assignment Agreement
      ---------------------------
substantially in the form of Exhibit H hereto.
                             ---------

     "Lenders" is defined in the preamble.
      -------                    --------

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the
      ---------
interest rate per annum for deposits in Dollars, if any, for a period equal to the relevant Interest Period which appears on Telerate page 3750 at approximately 11:00 a.m., London time, prior to the commencement of such Interest Period. If such a rate does not appear on Telerate Page 3750, the LIBO Rate shall be the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which Dollar deposits in the approximate amount of the Term Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (for purposes of determining the LIBO Rate, if the Administrative Agent does not hold any Term Loans, such determination shall be made as if the Administrative Agent held a Term Loan in the amount of $1,000,000.)

     "LIBO Rate Loan" means a Term Loan bearing interest, at all times during an
      --------------
Interest Period applicable to such Term Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Term Loan to be made,
      ----------------------------
continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:

        LIBO Rate           =             LIBO Rate
                                 -------------------------------
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, the office of such Lender
      ------------
designated as such in Schedule II hereto or designated in the Lender Assignment
                      -----------
Agreement or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO
      ------------------------
Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means, with respect to any property, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such property. The Borrower shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property.

     "Life Insurance Policies" means those certain life insurance policies
      -----------------------
obtained in 1984, 1985 and 1986 by Kilsby-Roberts Holding Co. ("KR") from
                                                                --
Phoenix Mutual Life Insurance Company covering participants in the KR employee stock ownership plan and certain other KR executives, as in effect on the date of this Agreement.

     "Loan Documents" means this Agreement, the Term Notes, each Borrowing
      --------------
Request, the Fee Letter, the Security Documents, the Intercreditor Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "Management Agreement" means that certain Management Agreement, dated March
      --------------------
8, 1993, between the Parent and the Borrower.

     "Margin Stock" has the meaning ascribed to such term in Regulation U of the
      ------------
Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

     "Material Adverse Effect" means (a) a material adverse effect on the
      -----------------------
business, assets, debt service capacity, tax position, liabilities (including environmental liabilities), financial condition, operations or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect upon the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Agents, the Arranger or the Lenders under this Agreement or any other Loan Document.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Mortgage" means each mortgage, deed of trust, or similar security
      --------
instrument, substantially in the form of Exhibit D attached hereto, which from
                                         ---------
time to time affects any property that secures the Borrower's obligations under this Agreement, as such instrument may be amended, supplemented or otherwise modified from time to time.

     "Mortgaged Property" means the Collateral and the Trust Premises as such
      ------------------
terms are defined in each Mortgage.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA, that is maintained for employees of the Borrower or any ERISA Affiliate.

     "Net Award" means any awards or proceeds in connection with the
      ---------
condemnation, taking, exercise of the right of eminent domain or a change of grade of any Collateral or Trust Premises, as such terms are defined in each Mortgage.

     "Net Proceeds" means, from any Asset Disposition by any Person, cash
      ------------
received therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes actually paid or provided for as a liability as a consequence of such Asset Disposition, (ii) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with the asset sold or disposed of in such Asset Disposition and retained by such Person after such Asset Disposition, and (iii) all payments made by such Person on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such asset sale or by applicable law, be repaid out of the proceeds from such asset sale.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower
      -----------
and each other Obligor arising under or in connection with this Agreement, the Term Notes, and each other Loan Document.

     "Obligor" means the Borrower or any other Person (other than any Agent, the
      -------
Arranger, or any Lender) obligated under any Loan Document.

     "Occupational Safety and Health Law" means the Occupational Safety and
      ----------------------------------
Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

     "Offering Memorandum" means the offering memorandum of the Borrower, dated
      -------------------
March 19, 1998, in connection with the offer and sale of the Senior Notes.

     "Officers' Certificate" means a certificate executed by the Chairman of the
      ---------------------
Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Borrower and delivered to the Administrative Agent.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel
      ------------------
for the Borrower and who shall be reasonably acceptable to the Administrative Agent.

     "Organic Document" means, relative to any Obligor, its certificate of
      ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

     "Outstanding Note Indenture" is defined in the third recital.
      --------------------------                    -------------

     "Outstanding Notes" is defined in the third recital.
      -----------------                    -------------

     "Overadvance Payment" means a payment of Revolving Loans (as defined in the
      -------------------
Revolving Credit Agreement) that becomes due and payable pursuant to Section 2.5(a) of the Revolving Credit Agreement.

     "Parent" is defined in the first recital.
      ------                    -------------

     "Parent Closing Date Certificate" means a certificate of an Authorized
      -------------------------------
Officer of the Parent substantially in the form of Exhibit G hereto, delivered
                                                   ---------
pursuant to Section 5.12.
            ------------

     "Parent Notes" is defined in the third recital.
      ------------                    -------------

     "Participant" is defined in Section 10.11.2.
      -----------                ---------------

     "Pension Plan" means a "pension plan", as such term is defined in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
Plan), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, an ERISA Affiliate, may have any liability, including any liability by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage
      ----------
relating to Term Loans, as set forth in Schedule II hereto or set forth in the
                                        -----------
Lender Assignment Agreement as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.
                                             -------------

     "Permitted Investment Amount" is defined in Section 7.2.9.
      ---------------------------                -------------

     "Permitted Liens" means as of any particular time, any one or more of the
      ---------------
following:

               (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

               (ii) statutory Liens or landlords' and carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security benefits;

               (iv) any attachment or judgment Lien not giving rise to a Default or an Event of Default;

               (v) the Lien on the funds deposited on the Closing Date with the trustee under the Outstanding Note Indenture (such funds not to exceed approximately $162,500,000 plus earnings thereon) for the purpose of defeasing or redeeming all Outstanding Notes on or prior to April 23, 1998;

               (vi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

               (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower;

               (viii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower;

               (ix) title defects or irregularities which do not in the aggregate materially impair the use of such properties by the Borrower,

               (x) Liens in respect of the Life Insurance Policies incurred in connection with the Life Insurance Policy loans permitted under clause (f) of Section 7.2.1;
          ------ ---    -------------

               (xi)   Capitalized Lease Obligations permitted under Section
                                                                    -------
          7.2.1,
          -----
               (xii) any other Liens imposed by operation of law which do not materially affect the Borrower's ability to perform its obligations under the Term Notes, this Agreement and each other Loan Document;

               (xiii) Liens existing on the date of this Agreement and renewals and extensions thereof;

               (xiv) Liens securing obligations under the Revolving Credit Agreement encumbering inventory (including raw materials, work-in-process, supplies and finished goods), accounts receivable (including sellers' rights relating thereto, all contracts and contract rights relating thereto and all books and records relating thereto), all collection accounts, deposit accounts and other bank accounts relating to collection of the foregoing, together with the proceeds and products of all of the foregoing;

               (xv) Liens granted to secure obligations under or in respect of the Term Notes and the Obligations;

               (xvi) purchase money mortgages and purchase money security interests incurred in the normal and ordinary course of the Borrower's and its Restricted Subsidiaries' business to the extent related to Indebtedness incurred pursuant to clause (i) of Section 7.2.1.;
                                            ----------    --------------

               (xvii) until April 1, 1998, Liens granted to secure Indebtedness under the Heller Documents;

               (xviii) Liens securing Indebtedness of any entity existing at the time such assets are acquired by the Borrower or a Restricted Subsidiary, whether by merger, consolidation, purchase of assets or otherwise (whether or not such Liens are created, incurred or assumed in contemplation of the acquisition thereof by the Borrower or a Restricted Subsidiary), provided such Liens do not extend to any other
                                  --------
          assets of the Borrower or any other Restricted Subsidiaries, and Liens securing refinancings of such Indebtedness provided that such Liens do not extend to any assets other than assets securing such Indebtedness to be refinanced;

               (xix) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

               (xx) Liens arising pursuant to Sale and Leaseback Transactions engaged in pursuant to and in accordance with Section 7.2.11;
                                                        --------------

               (xxi) Liens securing Indebtedness or other obligations of any Receivables Entity, provided such Liens do not encumber any assets
                              --------
          other than assets of such Receivables Entity;

               (xxii)  Liens securing Indebtedness incurred pursuant to clause
                                                                        ------
          (o) of Section 7.2.1; and
          ---    -------------

               (xxiii) Liens other than those described above with respect to obligations not in excess of $5,000,000 in the aggregate at any time;

provided, however, "Permitted Liens" shall not include any Lien that encumbers
--------  -------
any Collateral or the Capital Stock of any Restricted Subsidiary of the Borrower.

     "Permitted Transactions" means (i) reasonable and customary fees,
      ----------------------
compensation and benefits paid to officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary or their respective Affiliates for services rendered to the Borrower or any Restricted Subsidiary in the ordinary course of business consistent with past practice, (ii) transfers of goods and services by or among the Borrower and its Restricted Subsidiaries and their respective

Affiliates in the ordinary course of business consistent with past practice, provided that if any such transaction or series of related transactions involves
--------
in excess of $3,000,000, the Board of Directors of the Borrower shall determine in good faith by resolution that such transaction is on terms fair and reasonable to the Borrower, (iii) transactions pursuant to agreements with Affiliates which are currently in effect in accordance with their terms, and
(iv) dividends and distributions to Parent permitted under Section 7.2.3, (v)
                                                           -------------
any transactions between the Borrower or any Restricted Subsidiary and the ESOP (or any successor thereto); (vi) advances to employees, officers, directors, agents and representatives for travel and other reasonable and ordinary business expenses, (vii) advances and loans to employees and officers in connection with their relocation, (viii) payments to Stainless Insurance Ltd. in respect of insurance services provided to the Borrower or any Restricted Subsidiary, and
(ix) payments to any Receivables Subsidiary for services performed or reimbursement of expenses in connection with the financing or refinancing of Receivables.

     "Person" means any natural person, corporation, partnership, firm,
      ------
association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plainfield Mortgage" is defined in Section 5.9.
      -------------------                -----------

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Quarterly Payment Date" means the last Business Day of each March, June,
      ----------------------
September and December, commencing with June, 1998.

     "Receivable" means a right to receive payment arising from a sale or lease
      ----------
of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

     "Receivables Financing" means any financing of Receivables of the Borrower
      ---------------------
or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

     "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other
      ------------------
Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

     "Receivables Subsidiary" means a Subsidiary of the Borrower that (a) is
      ----------------------
engaged solely in the business of acquiring, selling, collecting, financing, or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors of the Borrower.

     "Redeemable Stock" means any series or class of Capital Stock of any Person
      ----------------
which by its terms is redeemable at the option of the holder or is subject to mandatory redemption prior to the maturity of the Term Notes.

     "Refinancing Transactions" means, collectively, the transactions
      ------------------------
contemplated in connection with the execution and delivery of the Revolving Credit Agreement, this Agreement and the Senior Note Indenture and the issuance of the Senior Notes and Term Notes.

     "Register" is defined in Section 10.11.1.
      --------                ---------------

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Reportable Event" means any of the events described in Section 4043 of
      ----------------
ERISA with respect to a Pension Plan as to which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA and any Person succeeding to the functions thereof.

     "Required Lenders" means, at any time, (i)  prior to the Closing Date
      ----------------
hereunder, Lenders having at least 51% of the sum of the Term Loan Commitments and (ii) on and after the Closing Date, Lenders holding at least 51% of the principal amount of the Term Loans.

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to
                                          -- ----
time.

     "Restoration" means the reconstruction, rebuilding, restoration or
      -----------
replacement of any Improvements, Collateral or Trust Premises, as such terms are defined in each Mortgage, in accordance with the terms of each Mortgage.

     "Restricted Payments" means, collectively, with respect to any Person (i)
      -------------------
the declaration or payment of any dividend or other distribution on shares of such Person's or a Restricted Subsidiary's Capital Stock (except dividends or distributions in additional shares of Capital Stock, other than Redeemable Stock, or any dividend or distribution by a Restricted Subsidiary to the Borrower or one of its Wholly Owned Restricted Subsidiaries), (ii) any payment on account of the purchase, redemption, retirement or other acquisition of any shares of the Borrower or a Restricted Subsidiary's Capital Stock or any option, warrant or other right to acquire such shares, or (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity, scheduled repayment, or scheduled sinking fund payment of any Indebtedness subordinate in right of payment to the Term Notes; provided,
                                                                    --------
however, that the following items shall not be deemed to be Restricted Payments:
-------
(i) payments by the Borrower pursuant to the Tax Allocation Agreement or any
(ii) payments by the Borrower to Parent pursuant to the terms of the Management Agreement, provided that the 5% service fee referred to in Section 5(b) of the Management Agreement shall not exceed $200,000 per annum.

     "Restricted Subsidiary" means (i) any Subsidiary of the Borrower which
      ---------------------
exists on the date of this Agreement and (ii) any other such Subsidiary which the Borrower has not classified as an Unrestricted Subsidiary. The Borrower by resolution of its Board of Directors may classify a Subsidiary as an Unrestricted Subsidiary until such time as the Borrower may, by further resolution of its Board of Directors, classify such Subsidiary as a Restricted Subsidiary.

     "Revolving Credit Agreement" means the Amended and Restated Credit
      --------------------------
Agreement dated as of March 24, 1998 (amending and restating the Credit Agreement dated as of March 3, 1993), between Earle M. Jorgensen Holding Company, Inc., the Borrower and BT Commercial Corporation, as agent, and the lenders named therein, as further amended, supplemented, restated or otherwise modified from time to time (including any renewals or refinancings thereof) in accordance with the provisions hereof and thereof pursuant to which the lenders thereunder have agreed to provide the Borrower and/or any of its Subsidiaries with an initial aggregate revolving commitment of not less than $220,000,000.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
      ---
Inc.

     "Sale and Leaseback Transaction" of any Person means an arrangement with
      ------------------------------
any other Person or to which such other Person is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such other Person or to any Person to whom funds have been or are to be advanced by such other Person on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Security Agreement" means the security agreement dated as of March 24,
      ------------------
1998, between the Borrower, the Administrative Agent and the Restricted Subsidiaries of the Borrower from time to time party thereto, substantially in the form of Exhibit E attached hereto.
            ---------

     "Security Documents" means (i) each Mortgage, (ii) the Security Agreement,
      ------------------
and (iii) all security agreements, mortgages, deeds of trust, pledges, collateral assignments or any other instrument evidencing or creating any security interest in favor of the Administrative Agent in all or any portion of the Collateral, in each case as amended, supplemented or otherwise modified from time to time.

     "Senior Indebtedness" means Indebtedness of the Borrower which is not by
      -------------------
its terms subordinated to the Term Notes.

     "Senior Note Indenture" means the Indenture dated as of March 24, 1998,
      ---------------------
among the Borrower and United States Trust Company of New York, as Trustee, as the same may be amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Senior Note Offering" is defined in the second recital.
      --------------------                    --------------

     "Senior Notes" means the 9 1/2% Senior Notes due 2005 of the Borrower
      ------------
issued pursuant to the Senior Note Offering and the Senior Note Indenture, including, without limitation, any senior secured notes of the Borrower with substantially identical terms exchanged therefor pursuant to a registration statement under the Securities Act of 1933, as amended.

     "Stated Maturity Date" means, in the case of all Term Loans, March 31,
      --------------------
2004.

     "Stockholders Agreement" is defined in Section 7.2.3.
      ----------------------                -------------

     "Subordinated Indebtedness" means Indebtedness of the Borrower subordinated
      -------------------------
in right of payment to the Obligations.

     "Subsidiary" means, with respect to any Person, (i) any corporation or
      ----------
other entity of which a majority of the total voting power of the shares of Capital Stock or other ownership interests having voting power to elect a majority of the Board of Directors or other Persons performing similar functions is at the time owned directly or indirectly by such Person or (ii) any partnership or joint venture at least a majority of the voting power of which is directly or indirectly owned by such Person, whether in the form of membership, general, special or limited partnership interest or otherwise.

     "Surviving Entity" is defined in Section 7.2.5.
      ----------------                -------------

     "Syndication Agent" is defined in the preamble and includes each other
      -----------------                    --------
Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 9.4.
                  -----------

     "Tax Allocation Agreement" means that certain Tax Allocation Agreement, as
      ------------------------
signed and dated as of March 8, 1993, between the Parent and the Borrower.

     "Taxes" is defined in Section 4.6.
      -----                -----------

     "Telerate Page 3750" means the display designated as "Page 3750" on the
      ------------------
Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

     "Term Loan" is defined in Section 2.1.1.
      ---------                -------------

     "Term Loan Commitment" is defined in Section 2.1.1.
      --------------------                -------------

     "Term Loan Commitment Amount" means $100,000,000.
      ---------------------------

     "Term Loan Commitment Termination Date" means the earliest of (i) March 31,
      -------------------------------------
1998, if the Term Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Term Loans on such date), and
(iii)  the date on which any Commitment Termination Event occurs.

     "Term Note" means a promissory note of the Borrower payable to the order of
      ---------
any Lender, in the form of Exhibit A hereto (as such promissory note may be
                           ---------
amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Total Amount" is defined in Section 7.2.1.
      ------------                -------------

     "Transaction" means, collectively, the transactions described in the second
      -----------                                                         ------
and third recitals.
    ----- --------

     "Transaction Documents" means the Senior Note Indenture, the form of Senior
      ---------------------
Note, the Revolving Credit Agreement and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Transaction and the transactions contemplated hereby or thereby, including pay-off letters and releases, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Trust Moneys" means all cash or Cash Equivalents received by the
      ------------
Administrative Agent: (a) in exchange for the release of property from the Lien of any of the Security Documents; (b) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Administrative Agent for any loss, liability or expense incurred by it); (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of either of the Administrative Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or (e) for application under this Agreement as provided in this Agreement or any other Security Document, or whose disposition is not otherwise specifically provided for in this Agreement or in any other Security Document.

     "type" means, relative to any Term Loan, the portion thereof, if any, being
      ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of New York.

     "United States" or "U.S." means the United States of America, its fifty
      -------------      ----
states and the District of Columbia.

     "Unrestricted Subsidiary" means any Subsidiary of the Borrower which the
      -----------------------
Borrower by resolution of its Board of Directors shall classify as an Unrestricted Subsidiary and any such Subsidiary of an Unrestricted Subsidiary until such time as (i) the Borrower may, by further resolution of its Board of Directors classify such Subsidiary as a Restricted Subsidiary or (ii) the Borrower or any of its Restricted Subsidiaries becomes directly or indirectly liable in respect of any contractual obligation or Indebtedness of such Unrestricted Subsidiary. A Subsidiary of the Borrower may only be classified as an Unrestricted Subsidiary if immediately after such classification, there would not be a Default or Event of Default under this Agreement and the Borrower and its Restricted Subsidiaries would have only Investments in such Subsidiary which would be permitted by Section 7.2.9. An Unrestricted Subsidiary of the Borrower
                      -------------
may only be reclassified as a Restricted Subsidiary if immediately after giving effect to such reclassification, there would be no Default or Event of Default under this Agreement and the Borrower and Restricted Subsidiaries could create, assume, guarantee or suffer to exist $1.00 of additional Indebtedness (other than Permitted Indebtedness). Any valid classification shall be effective as of the date specified in the applicable resolution of the Borrower's Board of Directors, which shall not be prior to the date such resolution is made.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section
      ------------           ------------
3(l) of ERISA.

     "Wholly Owned Restricted Subsidiary" means, with respect to any Person, a
      ----------------------------------
Restricted Subsidiary all of whose capital stock (other than directors' qualifying shares) or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions and other equity interests are at the time owned directly or indirectly by such Person.

     SECTION 1.2.  Use of Defined Terms.  Unless otherwise defined or the
                   --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3.  Cross-References.  Unless otherwise specified, references in
                   ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4.  Accounting and Financial Determinations.  Unless otherwise
                   ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP, as in effect from time to time and, unless otherwise expressly provided herein, and which shall be computed or determined on a consolidated basis and without duplication.

     SECTION 1.5.  Use of UCC Terms.  Unless the context otherwise requires, the
                   ----------------
terms "accounts receivable", "inventory" and "general intangibles" shall have the meanings ascribed thereto in the UCC.

     SECTION 1.6.  Officers' Certificates and Opinions.  Every Officers'
                   -----------------------------------
Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement or any other Loan Document shall be addressed to the Administrative Agent and each of the Lenders and shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Absent any actual knowledge obtained pursuant to a written notice delivered by any party hereto in accordance with the terms hereof to the contrary, the Administrative Agent may rely on any such certificate without further inquiry.

                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1.   Commitments. On the terms and subject to the conditions of
                    -----------
this Agreement (including Article V), each Lender severally agrees to make Term
                          ---------
Loans pursuant to the Term Loan Commitments described in this Section 2.1.
                                                              -----------

     SECTION 2.1.1. Term Loan Commitments. On the Closing Date, which shall be a
                    ---------------------
Business Day occurring prior to the Term Loan Commitment Termination Date, each Lender will make loans (relative to such Lender, its "Term Loans") to the
                                                      ----------
Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day with the commitment of each such Lender to make the Term Loans described in this Section referred to as its "Term Loan Commitment". No amounts paid or prepaid
                            --------------------
with respect to any Term Loans may be reborrowed.

     SECTION 2.1.2. Lenders Not Permitted or Required to Make the Term Loans. No
                    --------------------------------------------------------
Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make any Term Loan on the Closing Date if, after giving effect thereto, the aggregate original principal amount of all the Term Loans

          (a)  of all Lenders would exceed the Term Loan Commitment Amount, or

          (b) of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount.

     SECTION 2.2.  Borrowing Procedures and Funding Maintenance.  By delivering
                   --------------------------------------------
a Borrowing Request to the Administrative Agent on or before 10:00 a.m. (New York time) on a Business Day, the Borrower may request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans), that a Borrowing be made on the Closing Date. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Term Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York time) on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Term Loan shall be affected by any other Lender's failure to make any Term Loan.

     SECTION 2.3.  Continuation and Conversion Elections.  By delivering a
                   -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. (New York time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans)
or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice that all, or any portion in a minimum amount of $5,000,000 or any larger integral multiple of $1,000,000, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or a minimum amount of $1,000,000 or any larger integral multiple of $250,000, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion
                              --------  -------
or continuation shall be pro rated among the applicable outstanding Term Loans of all Lenders, and (y) no portion of the outstanding principal amount of any Term Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.4.  Funding.  Each Lender may, if it so elects, fulfill its
                   -------
obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided,
                                                                 --------
however, that such LIBO Rate Loan shall nonetheless be deemed to have been made
-------
and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively
                        -----------  ---  ---    ---
assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.5.  Loan Accounts.  (a) The Term Loans made by each Lender shall
                   -------------
be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to or for the account of the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Term Loans.

     (b) Upon the request of any Lender made through the Administrative Agent, solely to facilitate the pledge or assignment pursuant to Section 10.11.1 of its
                                                          ---------------
Term Loans to any Federal Reserve Bank or, in the case of a Lender that is an investment fund, to a trustee or any other representative of holders of obligations or securities issued by such investment fund as security for such obligations or securities, the Term Loans made by such Lender may be evidenced by one or more Term Notes, in addition to loan accounts. Each such Lender is irrevocably authorized by the Borrower to endorse on the schedules annexed to its Term Note(s) the date, amount and maturity of each Term Loan made, continued or converted by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make,
                       --------  -------
or an error in making, a notation thereon with respect to any Term Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Term Note to such Lender.

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION  3.1.    Repayments and Prepayments; Application.
                      ---------------------------------------

     SECTION  3.1.1.  Repayments and Prepayments. The Borrower shall repay in
                      --------------------------
full the unpaid principal amount of each Term Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Term Loans; provided, however, that
                 --------  -------

               (i)   any such prepayment shall be made pro rata among Term Loans
                                                       --- ----
          of the same type and, if applicable, having the same Interest Period of all Lenders;

               (ii)  the Borrower shall comply with Section 4.4 in the event
                                                    -----------
          that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Term Loan;

               (iii) all such voluntary prepayments shall require at least one Business Day's notice in the case of Base Rate Loans and three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice, in each case in writing to the Administrative Agent; and

               (iv) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 or any larger integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 or any larger integral multiple of $250,000 or in the aggregate principal amount of all Term Loans of the type then outstanding; and

               (v) any voluntary prepayment of Term Loans made on or prior to the third anniversary of the Closing Date shall be subject to the payment of a premium, as set forth below:

                     (A) 3.0% of the principal amount of Term Loans prepaid pursuant to this clause (a) of this Section 3.1.1 on or prior to
                                ----------         -------------
               the first anniversary of the Closing Date;

                     (B) 2.0% of the principal amount of Term Loans prepaid pursuant to this clause (a) of this Section 3.1.1 subsequent to
                                ----------         -------------
               the first anniversary and prior to or on the second anniversary of the Closing Date; and

                     (C) 1.0% of the principal amount of Term Loans prepaid pursuant to this clause (a) of this Section 3.1.1 subsequent to
                                ----------         -------------
               the second anniversary and prior to or on the third anniversary of the Closing Date;

     provided further, however, that, notwithstanding the foregoing subclauses
     ----------------  -------                                      ----------
     (i), (ii), (iii), (iv) and (v) of this clause (a) or any other provision of
     ---  ----  -----  ----     ---         ----------
     this Agreement (including Section 4.8), the Borrower may purchase all or
                               -----------
     any portion of the Term Loans of any Lender pursuant to an agreement between such Lender and the Borrower and such purchase shall not be deemed to be a voluntary prepayment hereunder (provided that (x) an Event of Default has not then occurred and is not then continuing or would not occur as a result of such purchase, (y) the Administrative Agent acknowledges receipt of a copy of such agreement and (z) the Term Loans so purchased or held by any Affiliate of the Borrower are disregarded and not deemed outstanding (as to which the Borrower hereby agrees) for purposes of (1) the making of, or the application of, any payments to the Lenders hereunder or under any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose hereunder or under any other Loan Document);

          (b) shall make a mandatory prepayment of the Term Loans on account of Net Proceeds in accordance with Section 7.2.6;
                                     -------------

          (c) shall, (i) on each Quarterly Payment Date occurring prior to the Stated Maturity Date, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to $250,000 and (ii) on the Stated Maturity Date, make a scheduled repayment of the outstanding principal amount of all Term Loans in the amount of $94,250,000 (in each case as such amounts may have otherwise been reduced pursuant to this Agreement).

          (d)  shall, subject to Section 3.1.2, make a mandatory prepayment in
                                 -------------
     full of all of the Term Loans upon the occurrence of a Change of Control;
     and

          (e) shall, immediately upon the acceleration of the Stated Maturity Date of any Term Loans pursuant to Section 8.2 or Section 8.3, repay all
                                        -----------    -----------
     outstanding Term Loans, unless, pursuant to Section 8.3, only a portion of
                                                 -----------
     all Term Loans are so accelerated (in which case the portion so accelerated shall be so prepaid).

Each prepayment of any Term Loans made pursuant to this Section shall be without premium or penalty, except as may be required by clause (a)(v) of this Section
                                                 -------------
and/or Section 4.4.
       -----------

     SECTION  3.1.2.  Application. Amounts prepaid and repaid shall be applied
                      -----------
as set forth in this Section.

          (a)  Subject to clauses (b) and (c) below, each prepayment or
                          -----------     ---
     repayment of principal of the Term Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being
                                   -----
     maintained as Base Rate Loans, and second, to the principal amount thereof
                                        ------
     being maintained as LIBO Rate Loans.

          (b)  Each prepayment of any Term Loans made pursuant to clause (a) of
                                                                  ----------
     Section 3.1.1 shall be applied, to the extent of such prepayment, in the
     -------------
     inverse order of the scheduled repayments of such Term Loans, as set forth in clause (c) of Section 3.1.1 with respect to such Term Loans.
        ----------    -------------

          (c)  Each prepayment of Term Loans made pursuant to clause (b) or
                                                              ----------
     clause (d) of Section 3.1.1 shall be applied to the outstanding principal
     ----------    -------------
     amount of all Term Loans, except that, (i) with respect to the amount of any such prepayment, the Administrative Agent will as soon as is practicable (but in any event no later than the date on which the Borrower has provided such prepayment to the Administrative Agent) provide notice of such prepayment to each Lender prior to the distribution of the funds from such prepayment, and (ii) each Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within three Business Days after such Lender's receipt of notice from the Administrative Agent of such prepayment. In addition, any prepayment of Term Loans shall be applied to the remaining amortization payments in the inverse order of the scheduled repayments of such Term Loans, as set forth in clause (c) of Section 3.1.1 with respect to such
                            ----------    -------------
     Term Loans.

     SECTION 3.2.   Interest Provisions.  Interest on the outstanding principal
                    -------------------
amount of the Term Loans shall accrue and be payable in accordance with this

Section 3.2.
-----------

     SECTION 3.2.1. Rates.   Each Base Rate Loan shall accrue interest on the
                    -----
unpaid principal amount thereof for each day from and including the day upon which such was made or converted to a Base Rate Loan to but excluding the date such Term Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Term Loan on such day. Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Term Loan on such day. All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Default Rates.  Upon the occurrence and continuance of (i)
                    -------------
any Default described in Section 8.1.1 or (ii) any Event of Default, all Term
                         -------------
Loans shall bear, and the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) thereon at a rate per annum equal to the rate that would otherwise be applicable to such Term Loans pursuant to Section 3.2.1 plus 2.0%.
   -------------

     SECTION 3.2.3. Payment Dates.  Interest accrued on each Term Loan shall be
                     -------------
payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Term Loan;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

          (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion;
                                   ----------
     and

          (f) on that portion of any Term Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately
                                      -----------    -----------
     upon such acceleration.

Interest accrued on Term Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3.   Fees.  The Borrower agrees to pay the fees set forth in this
                    ----
Section 3.3.  All such fees shall be non-refundable.
-----------

     SECTION 3.3.1. Arrangement, Structuring and Commitment Fees.  The Borrower
                    --------------------------------------------
shall pay on the Effective Date to the Arranger and the Syndication Agent for their account the arrangement and structuring fee mutually agreed upon by the Borrower, the Arranger and the Syndication Agent.

     SECTION 3.3.2. Administrative Agent Fee.  The Borrower agrees to pay an
                    ------------------------
annual administration fee to the Administrative Agent, for its own account, in the amounts mutually agreed to between the Borrower and the Administrative Agent pursuant to the Fee Letter, payable in advance on the Closing Date and annually thereafter.

                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1.   LIBO Rate Lending Unlawful.  If the Required Lenders shall
                    --------------------------
determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Term Loan as, or to convert any Term Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Term Loans shall, upon such determination, forthwith be suspended until the Required Lenders shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2.   Deposits Unavailable. If the Administrative Agent shall have
                    --------------------
determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Term Loans as,
              -----------     -----------
or to convert any Term Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3.  Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to
                   -----------------------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Term Loans as, or of converting (or of its obligation to convert) any Term Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4.  Funding Losses.  In the event any Lender shall incur any loss
                   --------------
or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Term Loan as, or to convert any portion of the principal amount of any Term Loan into, a LIBO Rate Loan) as a result of (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1
                                                                   -----------
or otherwise, (ii) Borrower's failure to borrow any Term Loans as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) Borrower's failure to continue, or to convert Base Rate Loans into LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5.  Increased Capital Costs.  If any change in, or the
                   -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Term Loan Commitment or the Term Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6.  Taxes.  All payments by the Borrower of principal of, and
                   -----
interest on, the Term Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event
                                                          -----
that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (c) pay to the Administrative Agent for the account of the Lenders and the Administrative Agent, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender and the Administrative Agent, as the case may be, will equal the full amount such Lender and the Administrative Agent, as the case may be, would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders and the Administrative Agent, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders and the Administrative Agent, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any Lender and the Administrative Agent, as the case may be, as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the
                              -----------
Administrative Agent or any Lender to or for the account of any Lender and the Administrative Agent, as the case may be, shall be deemed a payment by the Borrower.

     Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Term Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001, or, in the case of any such Lender that is not legally entitled to deliver either such form, (x) a certificate of a duly authorized officer of such Lender to the effect that such Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) two duly completed copies of Internal Revenue Service Form W-8 or applicable successor form, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 4.7.  Payments, Computations, etc.  Unless otherwise expressly
                   ---------------------------
provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Term Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders or
                                             --- ----
Agents, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York time) on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan that is not calculated at the Federal Funds Rate, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause
                                                                        ------
(i) of the definition of the term "Interest Period" with respect to LIBO Rate
---                                ---------------
Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8.  Sharing of Payments.  If any Lender shall obtain any payment
                   -------------------
or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Term Loan (other than pursuant to the terms of

Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or
------------  ---     ---                   --- ----
therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or
                                             --------  -------
any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so
                                               --
recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with
                                                          -----------
respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the

Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9.  Setoff.  Each Lender shall, upon the occurrence of any Event
                   ------
of Default described in Section 8.1.9 with respect to any Obligor or, with the
                        -------------
consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation
                                  --------  -------
and application shall be subject to the provisions of Section 4.8.  Each Lender
                                                      -----------
agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the
                                                 --------  -------
failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Replacement of Lender.  Each Lender agrees that, upon the
                   ---------------------
occurrence of any event set forth in Section 4.1, 4.3 or 4.5, such Lender will
                                     -----------  ---    ---
use reasonable efforts to book and maintain its Loans through a different lending office or to transfer its Term Loans to an Affiliate with the objective of avoiding or minimizing the consequences of such event; provided that such
                                                          --------
booking or transfer is not otherwise disadvantageous to such Lender as determined by such Lender in its sole and absolute discretion. If any Lender has demanded to be paid additional amounts pursuant to Section 4.3 or 4.5 and
                                                       -----------    ---
the payment of such additional amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders, then the Borrower shall have the right at any time when no Default shall have occurred and be continuing to seek one or more financial institutions which are not Affiliates of the Borrower (each, a "Replacement
                                                                -----------
Lender") to purchase with the written consents of the Syndication Agent and the
------
Administrative Agent (which consents shall not be (x) required if such proposed Replacement Lender is already a Lender, an Affiliate of a Lender or an Approved Fund or (y) unreasonably delayed or withheld) the outstanding Term Loans of such Lender (the "Affected Lender"), and if the Borrower locates a Replacement
             ---------------
Lender, the Affected Lender shall, upon

          (i)   prior written notice to the Administrative Agent,

          (ii) (A) payment to the Affected Lender of the purchase price agreed between it and the Replacement Lender (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of the Affected Lender's Term Loans and accrued interest thereon to the date of payment) by the Replacement Lender plus (B) payment by the Borrower of all amounts (other than principal and interest) then due to the Affected Lender or accrued for its account hereunder or under any other Loan Document,

          (iii) satisfaction of the provisions set forth in Section 10.11.1,
                                                            ---------------
     and

          (iv) payment by the Borrower to the Affected Lender and the Administrative Agent of all reasonable out-of-pocket expenses in connection with such assignment and assumption (including the processing fees described in Section 10.11.1),
                  ---------------
assign and delegate all its rights and obligations under this Agreement and any other Loan Document to which it is a party (including its outstanding Term Loans) to the Replacement Lender (such assignment to be made without recourse, representation or warranty), and the Replacement Lender shall assume such rights and obligations, whereupon the Replacement Lender shall in accordance with
Section 10.11.1 become a party to each Loan Document to which the Affected
---------------
Lender is a party and shall have the rights and obligations of a Lender thereunder and the Affected Lender shall be released from its obligations hereunder and each other Loan Document to the extent of such assignment and delegation.

                                   ARTICLE V

                       CONDITIONS TO TERM LOAN EXTENSION

     The obligation of each Lender to fund its Term Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article V.
              ---------

     SECTION 5.1.  Resolutions, etc.  The Agents shall have received from the
                   ----------------
Borrower and each other Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower or such other Obligor canceling or amending such prior certificate.

     SECTION 5.2.  Borrowing Request. The Agents shall have received a Borrowing
                   -----------------
Request for the Term Loans to be made on the Closing Date.

     SECTION 5.3.  Issuance of the Senior Notes.  The Agents shall have received
                   ----------------------------
evidence satisfactory to each of them that the Borrower shall have received gross proceeds from the issuance of the Senior Notes which, when added to the aggregate principal amount of Term Loans to be borrowed hereunder, equal to $205,000,000, and the Agents shall be satisfied with all terms and provisions of all documentation relating to such Senior Notes.

     SECTION 5.4.  Revolving Credit Agreement.  The Agents shall have received
                   --------------------------
copies of fully executed versions of the Revolving Credit Agreement, certified to be true and complete copies thereof by an Authorized Officer of the Borrower, and be satisfied with the terms of such Revolving Credit Agreement. As of the Closing Date, each condition to the closing contemplated by the Revolving Credit Agreement shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by the Revolving Credit Agreement) no conditions that would constitute a default or event of default under the Revolving Credit Agreement.

     SECTION 5.5.  Payment of Outstanding Indebtedness, etc. (a) The Borrower
                   ----------------------------------------
shall have deposited funds not exceeding approximately $162,500,000 with the trustee under the Outstanding Note Indenture for the purpose of defeasing or redeeming all Outstanding Notes on or prior to April 23, 1998, pursuant to documents (including the documents described in Section 8.01 of the Outstanding
Note Indenture) in form and substance satisfactory to the Agents.

     (b) The Borrower shall have deposited funds not exceeding $5,100,000 with TITLESERV Agency of New York, as escrow agent (the "Escrow Agent"), under an
                                                    ------------
escrow agreement in form and substance satisfactory to the Agents (the "Escrow
                                                                        ------
Agreement"), and Heller Financial, Inc. shall have delivered to the Escrow Agent
---------
all mortgage releases, Uniform Commercial Code Form UCC-3 termination statements and other instruments as may be suitable or appropriate to release all Liens securing payment of the obligations under the Heller Documents.

     SECTION 5.6.  Amendment of Notes.  The Parent shall have entered into an
                   ------------------
agreement with the holders of the Parent Notes, amending the Parent Notes and the terms applicable thereto, which agreement (and related documents) shall be in form and substance satisfactory to the Arranger, the Administrative Agent and the Syndication Agent and which shall include provisions extending the maturity date of the Parent Notes to a date no earlier than March 20, 2006.

     SECTION 5.7.  Transaction Documents.  The Arranger, the Syndication Agent
                   ---------------------
and the Administrative Agent shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed versions of the Senior Note Indenture and all other material Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of the Borrower, and be satisfied with the terms of all such agreements and documents. The Arranger, the Syndication Agent and the Administrative Agent shall be reasonably satisfied with all other aspects of the Transaction, including the aggregate sources and uses of proceeds utilized to consummate the Transaction.

     SECTION 5.8.  Additional Security Documents.  The Arranger, the Syndication
                   -----------------------------
Agent and the Administrative Agent shall have received executed versions of the other Security Documents (other than the Mortgages), duly executed by the appropriate party thereto, together with:

          (a) duly executed UCC-1 financing statements or other documents under the provisions of the UCC or any other applicable state law in proper form for filing in each office where such filing is necessary or appropriate to grant to the Administrative Agent the Liens of the character and priority contemplated by the Security Documents;

          (b) the Agents shall have received from such party certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-
     11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to), the Closing Date, listing all effective financing statements, tax liens and judgment liens which name such party as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as any Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated pursuant to termination statements that are to be delivered to the Administrative Agent or, in the case of the Heller Documents, the Escrow Agent on or prior to the Closing Date, or (iii) in respect of Liens permitted under Section 7.2.2) shall
                                                        -------------
     cover any of the Collateral described in the Security Agreement); and

          (c) evidence that all other actions necessary to perfect and protect the Liens created by the Security Documents have been taken.

     SECTION 5.9.  Mortgages.  The Borrower shall have caused to be delivered to
                   ---------
the Administrative Agent, with copies to the Syndication Agent and the Documentation Agent, the following documents and instruments with regard to each Mortgaged Property, providing for first priority mortgages (subject to the prior mortgage in favor of Society National Bank, Indiana with respect to the Borrower's real property and plant in Plainfield, Indiana, securing a principal amount not exceeding $4,500,000 (the "Plainfield Mortgage")):
                                      -------------------

          (a) a Mortgage, in form and substance satisfactory to the Agents, duly executed by the owner of such Mortgaged Property, together with evidence of the due recordation thereof in the appropriate recording office of the political subdivision where such Mortgaged Property is situated (or evidence reasonably satisfactory to the Agents that such Mortgage, as appropriate, has been delivered to a nationally-recognized title insurance company for recording and that all fees, taxes and other expenses associated with such recording have been paid);

          (b) a mortgagee policy of title insurance (or endorsement thereto, as appropriate) in favor of the Administrative Agent, issued by such title insurance company, in such amounts, with such endorsements, affirmative coverages, and reinsurance agreements as the Agents shall reasonably require, and otherwise in form and substance reasonably satisfactory to the Agents, insuring each Mortgage as a first lien on the property and interests covered thereby subject only to the Plainfield Mortgage and such other matters as are acceptable to the Agents, together with evidence that all premiums in respect of such policies have been paid in full and true and complete copies of all documents referred to therein;

          (c) certified perimeter surveys of the real property, other than the real property subject to the Plainfield Mortgage, covered by each Mortgage by registered surveyors as of a date and in form and substance acceptable to the Agents, bearing legal descriptions conforming exactly to those contained in the title insurance policy referred to in the preceding clause
     (b); indicating the length of exterior boundary lines of the Mortgaged Property, locations of all buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Administrative Agent and the title insurance company issuing the policies described in the preceding clause (b) and in the case of surveys with respect to the Mortgaged Properties which are dated more than 30 days prior to the Closing Date, such "affidavits of no change" as may be required by such title companies to omit the standard survey exception from such title insurance policies or endorsements;

          (d) evidence reasonably satisfactory to the Agents of all filings of financing statements under the UCC necessary or desirable to perfect the valid, first-priority lien granted by each Mortgage (or evidence reasonably satisfactory to the Agents that such financing statements have been delivered to a nationally recognized title company for filing and that all fees, taxes and other expenses associated with such filings have been paid), together with such searches of UCC, judgment and tax lien records as the Agents shall reasonably require;

          (e) certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of this Agreement and the other Loan Documents, naming the Administrative Agent as loss payee or additional named insured, as appropriate; and

          (f) such other agreements, instruments, approvals, consents, opinions, or documents as the Agents request.

     SECTION 5.10. Lien Waivers.  The Agents shall have received evidence
                   ------------
reasonably satisfactory to each of them that the Borrower has submitted to the lessors under the leases described in Schedule IV lien waivers and releases in
                                      -----------
form and substance satisfactory to the Agents for execution and acknowledgment by such lessors, and that the Borrower has used its commercially reasonable efforts to obtain such executed and acknowledged lien waivers and releases prior to the Closing Date.

     SECTION 5.11. Solvency Opinion.  The Agents shall have received an opinion
                   ----------------
from Murray, Devine & Co., Inc. which states that the Borrower is Solvent (as defined in Section 6.14) and which is otherwise in form and substance
           ------------
satisfactory to the Agents, dated the Closing Date and addressed to the Agents and all Lenders.

     SECTION 5.12. Closing Date Certificates.  The Agents shall have received,
                   -------------------------
with counterparts for each Lender, the Closing Date Certificates, substantially in the form of Exhibits F and G hereto, respectively, dated the date hereof and
               ----------     -
duly executed and delivered by each of:

          (a) the chief executive or financial (or equivalent) Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date under this Agreement (including that attached thereto are true and complete copies of documents referred to herein or otherwise relating to the Transaction, such as, but not limited to, any and all tax sharing agreements and all agreements referred to in clause (iii) of the definition
                                                  ------------
     of "Permitted Transactions"), and, at the time such certificate is
         ----------------------
     delivered, such statements shall in fact be true and correct; and

          (b) the chief executive or financial (or equivalent) Authorized Officer of the Parent, in which certificate the Parent shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Parent made as of such date under this Agreement (including that attached thereto are true and complete copies of documents referred to herein or otherwise relating to the Transaction, such as, but not limited to, the agreements referred to in
     Section 5.6) and, at the time such certificate is delivered, such
     -----------
     statements shall in fact be true and correct.

     SECTION 5.13. Financial Information, etc.  The Agents and the Lenders shall
                   --------------------------
have received:

          (a) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended March 31, 1997; March 31, 1996; and March 31, 1995;

          (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Quarters ending on or about June 30, 1997, September 30, 1997, and December 31, 1997; and

          (c)  a pro forma balance sheet of the Borrower as of December 31,
                 ---------
     1997, after giving effect to the contemplated Transaction and reflecting the proposed capital structure as of the Closing Date, which capital structure shall be satisfactory in all respects to the Agents.

     SECTION 5.14. Litigation.  There shall exist no pending or threatened
                   ----------
material litigation, proceedings or investigations which (x) contest the consummation of the Transaction or (y) except as set forth in Item 6.8
                                                              --------
("Litigation") of the Disclosure Schedule could reasonably be expected to have a
------------
Material Adverse Effect.

     SECTION 5.15. Material Adverse Change.  Since March 31, 1997, there has not
                   -----------------------
occurred or arisen any event or condition which has had or is reasonably likely to have a Material Adverse Effect on the Borrower or its Subsidiaries.

     SECTION 5.16. Consents and Approvals, etc.  All governmental and third
                   ---------------------------
party approvals necessary or advisable in connection with each aspect of the Transaction and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect or waived, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any aspect of the Transaction.

     SECTION 5.17. Insurance.  The Agents shall have received evidence
                   ---------
reasonably satisfactory to each of them that all insurance required by Section
                                                                       -------
7.1.4 is in full force and effect with no default by the Borrower or any of its
-----
Subsidiaries, is fully paid and is not subject to cancellation without 30 days' prior written notice to the Administrative Agent.

     SECTION 5.18. Opinions of Counsel.  The Agents shall have received opinions
                   -------------------
satisfactory to each of them in form and substance, dated the Closing Date and addressed to the Agents and all Lenders from:

          (a)  Katten Muchin & Zavis, counsel to the Borrower;

          (b) Dwyer Imanaka Schraff Kudo Meyer & Fujimoto, special Hawaiian counsel to the Borrower;

          (c) Bernkopf, Goodman & Baseman, special Massachusetts counsel to the Borrower;

          (d)  Moss & Barnett, special Minnesota counsel to the Borrower;

          (e) Robinson, Bradshaw & Hinson, special North Carolina counsel to the Borrower;

          (f)  Hurtuk & Daroff Co., L.P.A., special Ohio counsel to the
     Borrower;

          (g)  McAfee & Taft, special Oklahoma counsel to the Borrower; and

          (h)  Kelly, Hart & Hallman, special Texas counsel to the Borrower.

     SECTION 5.19.  Closing Fees, Expenses, etc.  The Lenders, the Agents and
                    ---------------------------
the Arranger shall have received, each for their own respective accounts (including in their capacity as a Lender), as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3).
                                         ------------     ----

     SECTION 5.20.  Satisfactory Legal Form.  All documents executed or
                    -----------------------
submitted pursuant hereto and in connection with the Transaction by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents; the Agents shall have received all information, approvals, opinions, documents or instruments as the Agents may request.

     SECTION 5.21.  No Default.  No Default shall have then occurred and be
                    ----------
continuing and there shall exist no event or occurrence which, with the giving of notice or passage of time (or both), would constitute an Event of Default.

     SECTION 5.22.  Compliance with Warranties.   The representations and
                    --------------------------
warranties set forth in Article VI and in each other Loan Document shall, in
                        ----------
each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agents to enter into this Agreement and to make the Term Loans hereunder, the Borrower represents and warrants unto the Agents and each Lender as set forth in this Article VI.
                                                ----------

     SECTION 6.1.   Organization, etc.  Each of the Borrower and its
                    -----------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation. Each of the Borrower and its Subsidiaries is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those states in which its failure to qualify to do business would not be reasonably likely to have a Material Adverse Effect.

     SECTION 6.2.   Due Authorization, Non-Contravention, etc.  The Borrower is
                    -----------------------------------------
duly authorized to execute and deliver this Agreement, the Term Notes, and each other Loan Document to be executed by it and is duly authorized to borrow monies hereunder and to perform its obligations under this Agreement, the Term Notes and each other Loan Document to be executed by it. The execution, delivery and performance by the Borrower of this Agreement, the Term Notes and each other Loan Document to which it is a party and the Borrowings hereunder do not and will not require any consent or approval of any governmental agency or authority.

     SECTION 6.3. No Conflicts.  The execution, delivery and performance by
                  ------------
the Borrower of this Agreement, the Term Notes and each other Loan Document to which it is a party do not and will not conflict with (i) any provision of law,
(ii) the Certificate or Articles of Incorporation, as applicable, or bylaws, of the Borrower, the Parent or any of their respective Subsidiaries, (iii) any agreement binding upon the Borrower, the Parent or any of their respective Subsidiaries which conflict is reasonably likely to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to the Borrower, the Parent or any of their respective Subsidiaries which conflict is reasonably likely to have a Material Adverse Effect, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Borrower, the Parent or any such Subsidiary, except as provided herein or in any other Loan Document.

     SECTION 6.4. Validity and Binding Effect.  This Agreement, the Term Notes
                  ---------------------------
and each other Loan Document contemplated by this Agreement, when duly executed and delivered, will be legal, valid and binding obligations of the Borrower and each other Obligor party thereto, as applicable, enforceable against the Borrower and each such other Obligor in accordance with their respective terms.

     SECTION 6.5. No Default.  Neither the Borrower nor any Subsidiary of the
                  ----------
Borrower is in default under any agreement or instrument to which the Borrower or such Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default is reasonably likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 6.6. Financial Statements.  Each of the financial statements of
                  --------------------
the Borrower referred to in Section 5.13 have been furnished to the Agents, have
                            ------------
been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year and period, and present fairly the financial condition of Borrower and its Subsidiaries as of such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statements) to year-end audit adjustments. Since March 31, 1997, there has not occurred or arisen any event or condition which has had or is reasonably likely to have a Material Adverse Effect.

     SECTION 6.7. Insurance.  Item 6.7 ("Insurance") of the Disclosure Schedule
                  ---------   --------   ---------
is a complete and accurate summary of the property and casualty insurance program carried by the Borrower and its Subsidiaries on the date hereof. Such
Item 6.7 includes name(s) of insurer(s), policy number(s), expiration date(s),
--------
amount(s) of coverage, type(s) of coverage, the annual premium(s), deductibles and self-insured retention and describes any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Borrower or any Subsidiary or imposed upon the Borrower or any Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect. Except as would not have a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

     SECTION 6.8. Litigation; Contingent Liabilities.  (a)  As of the date
                  ----------------------------------
hereof, except for those referred to in Item 6.8 ("Litigation") of the
                                        --------   ----------
Disclosure Schedule, there are no claims, litigation, arbitration proceedings or governmental proceedings pending or threatened against or affecting the Borrower or any of its Subsidiaries, the results of which are reasonably likely to have a Material Adverse Effect.

     (b) As of the date hereof, other than any liability incident to the claims, litigation or proceedings disclosed in Item 6.8 or 6.19 of the
                                               --------    ----
Disclosure Schedule or provided for or disclosed in the financial statements referred to in Section 6.6, neither the Borrower nor any of its Subsidiaries has
               -----------
any contingent liabilities which are reasonably likely to have a Material Adverse Effect.

     SECTION 6.9.  Liens.  None of the Collateral or other property, revenues or
                   -----
assets of the Borrower or any Restricted Subsidiary is subject to any Lien except Liens permitted by Section 7.2.2.
                          -------------

     SECTION 6.10. Subsidiaries.  As of the date hereof, all of the Borrower's
                   ------------
Subsidiaries are listed in Item 6.10 ("Subsidiaries") of the Disclosure
                           ---------   ------------
Schedule.  Item 6.10 of the Disclosure Schedule sets forth, for each such
           ---------
Subsidiary, a complete and accurate statement of (a) the Borrower's percentage ownership of each of the Subsidiaries, (b) the state or other jurisdiction of formation or incorporation of each Subsidiary and (c) each state in which each Subsidiary is qualified to do business.

     SECTION 6.11. Partnerships; Joint Ventures.  As of the date hereof, neither
                   ----------------------------
the Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed in Item 6.11 ("Partnerships and Joint Ventures") of the Disclosure
          ---------   -------------------------------
Schedule.  Item 6.11 of the Disclosure Schedule sets forth, for each such
           ---------
partnership or joint venture, a complete and accurate statement of (a) the Borrower's and each Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture and (c) each state in which each such partnership or joint venture is qualified to do business.

     SECTION 6.12. Senior Notes.  The Senior Notes have been issued and sold to
                   ------------
the initial Purchasers thereof on or prior to the Closing Date in accordance with and pursuant to the terms of the Offering Memorandum and in compliance with all laws, including Rule 144A of the Securities Act of 1933, as amended, and all other applicable federal and state securities laws.

     SECTION 6.13. Intellectual Property.  The Borrower and each of its
                   ---------------------
Subsidiaries possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames to continue to conduct its respective business as heretofore conducted by it.

     SECTION 6.14. Solvency.  On a pro forma basis, immediately after giving
                   --------        --- -----
effect to the Transaction and all Indebtedness incurred, and to be incurred, and Liens created and to be created by each Obligor in connection with this Agreement on the Closing Date, (a) the sum of the assets, at the fair valuation of the Borrower and its Subsidiaries taken as a whole will exceed their debts,
(b) the Borrower and its Subsidiaries taken as a whole will not have incurred nor intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (c) the Borrower and its Subsidiaries taken as a whole do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this Section 6.14, "debt" means
                                                   ------------
any reasonably expected liability on a claim, and "claim" means

(i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     SECTION 6.15. Contracts; Labor Matters.  Except as disclosed in Item 6.15
                   ------------------------                          ---------
("Contracts and Labor Matters") of the Disclosure Schedule (including a list of
  ---------------------------
all collective bargaining or similar agreements): (a) neither the Borrower nor any of its Subsidiaries is subject to any charge, corporate restriction, judgment, decree or order, which is reasonably likely to have a Material Adverse Effect; (b) neither the Borrower nor any of its Subsidiaries has, within the two
(2) year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law; (c) on the date of this Agreement (i) neither the Borrower nor any of its Subsidiaries is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party or is otherwise subject; (d) there is no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board that is reasonably likely to have a Material Adverse Effect; (e) there is no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending on the date of this Agreement against the Borrower or any of the Borrower's Subsidiaries or, to the knowledge of the Borrower, threatened against any of them that is reasonably likely to have a Material Adverse Effect; (f) no slowdown or stoppage is pending against the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower, threatened against the Borrower or any of the Borrower's Subsidiaries, that is reasonably likely to have a Material Adverse Effect; and (g) neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that is likely to have a Material Adverse Effect.

     SECTION 6.16. Pension and Welfare Plans.  Each Pension Plan complies, and
                   -------------------------
has been administered in compliance, in all material respects, with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in section 4203 or 4205 of ERISA, respectively, with respect to which the Borrower or any ERISA Affiliate has any unsatisfied liability; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan that is reasonably likely to have a Material Adverse Effect; neither the Borrower nor any ERISA Affiliate is a "contributing sponsor" as defined in section 4001(a)(13) of ERISA of a "single-employer plan" as defined in section 4001(a)(15) of ERISA that has two or more contributing sponsors at least two of whom are not under common control and no Multiemployer Plan is insolvent (as defined in Section 4245 of ERISA) or in reorganization (as defined in Section 4241 of ERISA). Except as listed in Item
                                                                           ----
6.16 ("Pension and Welfare Plans") of the Disclosure Schedule, neither the
----   -------------------------
Borrower nor any ERISA Affiliate, to the extent there is joint and several liability with the Borrower to pay such benefits, has any liability to pay any welfare benefits under any employee welfare benefit plan within the meaning of section 3(l) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment other than as required by section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA. With respect to Multiemployer Plans, the representations and warranties of this Section 6.16 are made to the best knowledge of the Borrower.
        ------------

     SECTION 6.17. Regulations G, U and X.  Neither the Borrower nor any of its
                   ----------------------
Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Term Loans will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

     SECTION 6.18. Compliance.  The Borrower and each of its Subsidiaries is in
                   ----------
compliance with all statutes and governmental rules and regulations applicable to it, the noncompliance with which is reasonably likely to have a Material Adverse Effect.

     SECTION 6.19. Taxes.  Each of the Borrower, the Parent and their respective
                   -----
Subsidiaries has filed all material tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The federal income tax liability of the Borrower, the Parent and their respective Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended March 31, 1994, except as described in Item 6.19(a) ("Taxes") of the Disclosure Schedule.
                             ------------
The Borrower is not aware of any proposed assessment against the Borrower, the Parent or any of their respective Subsidiaries for additional Taxes (or any basis for any such assessment), except as described in Item 6.19 (b) ("Taxes")
                                                       --------- ---
of the Disclosure Schedule.

     SECTION 6.20. Investment Company Act Representation.  Neither the Borrower
                   -------------------------------------
nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 6.21. Public Utility Holding Company Act Representation.  Neither
                   -------------------------------------------------
the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.22. Environmental and Safety and Health Matters.  The Borrower
                   -------------------------------------------
and its Subsidiaries and/or each property, operations and facility that the Borrower or any such Subsidiary owns, operates or controls

          (a) complies in all respects with (i) all applicable Environmental Laws, except for those laws the failure with which to comply is not reasonably likely to have a Material Adverse Effect and (ii) all applicable Occupational Safety and Health Laws, except for those laws the failure with which to comply is not reasonably likely to have a Material Adverse Effect;

          (b) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law which is reasonably likely to have a Material Adverse Effect;

          (c) has not received any written notice (i) that it may be in violation of any Environmental Law or Occupational Safety and Health Law which is reasonably likely to have a Material Adverse Effect, (ii) threatening the commencement of any proceeding under any Environmental Law or Occupational Safety and Health Law, which is reasonably likely to have a Material Adverse Effect, or (iii) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law, which, is reasonably likely to have a Material Adverse Effect;

          (d) to the knowledge of the Borrower is not the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (i) a Release or threatened Release into the environment of any Hazardous Material which is reasonably likely to have a Material Adverse Effect or (ii) any allegedly unsafe or unhealthful condition regulated under any Environmental Law or Occupational Safety and Health Law which is reasonably likely to have a Material Adverse Effect;

          (e) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present Release into the environment of, or treatment, storage or disposal of, any Hazardous Material or (ii) any potentially unsafe or unhealthful condition, in either case, which is reasonably likely to have a Material Adverse Effect, and to Borrower's knowledge, there exists no reasonable basis for such notice irrespective of whether such notice was actually filed; and

          (f) has no contingent liability in connection with any actual Release into the environment of, or otherwise with respect to, any Hazardous Material whether on any premises owned or occupied by the Borrower or any Subsidiary or on any other premises, which is reasonably likely to have a Material Adverse Effect.

There are no Hazardous Materials on, in or under any property or facilities owned, operated or controlled by the Borrower or any Subsidiary the presence of which is reasonably likely to have a Material Adverse Effect, including but not limited to such Hazardous Materials that may be contained in underground storage tanks, but excepting such Hazardous Materials used in accordance with all applicable laws and such Hazardous Materials used in the same manner as an ordinary consumer (e.g., gasoline in tanks of motor vehicles, small amounts of
                   ----
cosmetic cleaners, etc.).

     SECTION 6.23. Related Agreements and Transaction Documents.  As of the date
                   --------------------------------------------
hereof, all representations and warranties of the Parent, the Borrower and each of their respective Subsidiaries contained in any Loan Document (including each of the Security Documents) are true and correct as if made on the date hereof (except for those representations and warranties which are expressly made as of another specified date) and the Borrower hereby adopts and affirms all such representations and warranties which the Borrower agrees shall be incorporated by reference herein and made a part hereof. The funds deposited by the Borrower with the trustee under the Outstanding Note Indenture and with the Escrow Agent in connection with satisfaction of the conditions set forth in Sections 5.5(a)
                                                               ---------------
and (b) shall be sufficient to repay all Indebtedness relating to the
    ---
Outstanding Notes and all Indebtedness under the Heller

Documents, respectively, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, in full.

     SECTION 6.24.  Ownership of Properties.  (a) The real property described in
                    -----------------------
Schedule III constitutes all of the real estate owned in fee by the Borrower or
------------
any of its Restricted Subsidiaries (other than Foreign Subsidiaries) on the date hereof having a net book value or fair market value of at least $500,000. All other real property owned in fee by the Borrower or any of its Restricted Subsidiaries (other than Foreign Subsidiaries) on the date hereof which is not set forth on such Schedule III does not in the aggregate have a net book value
                  ------------
or fair market value exceeding $2,500,000. The Borrower and its Restricted Subsidiaries own good and marketable fee title to such real property and all of their assets, real and personal, tangible and intangible, of any nature whatsoever, to the extent reflected on the financial statements dated as of December 31, 1997, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.2.
                                -------------

          (b)  The leases of real property described in Schedule IV constitute
                                                        -----------
all of the leases of real property under which the Borrower or any of its Restricted Subsidiaries (other than Foreign Subsidiaries) is a lessee on the date hereof. With respect to such leased real property, the Borrower and its Restricted Subsidiaries have valid and enforceable leasehold interests in the properties listed on such Schedule IV on which equipment of the Borrower or any
                          -----------
of its Restricted Subsidiaries (other than Foreign Subsidiaries) is located, free and clear of all Liens or claims, except for Liens permitted pursuant to
Section 7.2.2.
-------------

     SECTION 6.25.  Accuracy of Information.  All factual information heretofore
                    -----------------------
or contemporaneously furnished by or on behalf of the Borrower in writing to the Arranger, any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Arranger, any Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. Without limiting the effect of the foregoing sentence, all factual information set forth in the Offering Memorandum is true and accurate in every material respect as of the date of this Agreement, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading.

                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1.   Affirmative Covenants.  The Borrower agrees with the Agents
                    ---------------------
and each Lender that, until all Term Loan Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.
                              -----------

     SECTION 7.1.1. Financial Information, Reports, Notices, etc.  The Borrower
                    ---------------------------------------------
will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information (except to the extent any such Lender shall have provided written notice to the Borrower and the Administrative Agent that it is not to receive any of the following statements, reports, notices and information):

          (a)  Annual Audited Financial Statements.  As soon as available and in
               -----------------------------------
     any event within 90 days after the end of each Fiscal Year, a copy of the audited Financial Statements as of the close of such Fiscal Year and for such Fiscal Year, together with a comparison to the Financial Statements for the prior Fiscal Year, in each case accompanied by (A) a report thereon of the auditors with respect thereto, unqualified as to scope, which report shall state that such consolidated financial statements fairly present the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such auditors has been made in accordance with generally accepted auditing standards, (B) such auditors' "Management Letter" to the Parent and/or the Borrower, (C) a written statement signed by such auditors stating that in the course of the regular audit of the business of the Parent and of the Borrower, which audit was conducted by such auditors in accordance with generally accepted auditing standards, such auditors have not obtained any knowledge of the existence of any Default or Event of Default, or, if such auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such auditors shall not be required hereunder to perform any special audit procedures and shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default. To the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-K in lieu of such items.

          (b)  Quarterly Financial Statements.  As soon as available and in any
               ------------------------------
     event within 45 days after the end of each Fiscal Quarter of the Borrower (except the last Fiscal Quarter of any Fiscal Year) (i) Financial Statements as at the end of such period and for the Fiscal Year to date, together with a comparison to the Financial Statements for the same periods in the prior Fiscal Year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared substantially in accordance with GAAP. To the extent that the Borrower's quarterly report on Form 10-Q contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-Q in lieu of such items.

          (c)  Annual Budgets.  Within 60 days after the end of each Fiscal Year
               --------------
     of the Borrower, a copy of an annual budget of the Borrower for the current Fiscal Year, prepared on a consolidated basis and in conformity with GAAP applied in a manner consistent with the prior Fiscal Year's budget, signed by the Borrower's chief financial officer and consisting of at least a balance sheet, an income statement and a cash flow statement, each calculated on a quarter by quarter basis.

          (d)  Officer's Certificate.  Together with the financial statements
               ---------------------
     furnished by the Borrower under the preceding clauses (a) and (b), a
                                                   -----------     ---
     certificate of the chief executive or financial officer of the Borrower stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Agreement and the other Loan Documents (which certificate shall include a schedule in form and scope reasonably satisfactory to the Administrative Agent detailing the receipt and use of Net Cash Proceeds under Section 7.2.6),
                                                              -------------
     and further stating, as to such officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and the other Loan Documents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

          (e)  SEC and Other Reports.  Copies of each filing and report made by
               ---------------------
     the Parent, the Borrower or any Restricted Subsidiary with or to any securities exchange or the Securities and Exchange Commission, including any registration statement and all amendments thereto filed with respect to the Senior Notes, or as required pursuant to the Senior Note Indenture or any other document relating thereto, promptly upon the filing or making thereof.

          (f)  Notice of Default.  Notice of the occurrence of (i) a Default or
               -----------------
     an Event of Default or (ii) a default by the Parent, the Borrower, any other Obligor or any Restricted Subsidiary under or with respect to the Senior Note Indenture, the Revolving Credit Agreement, the Parent Notes or any other material note, indenture, loan agreement, mortgage, capitalized lease or other similar agreement to which the Parent, the Borrower, any other Obligor or any Restricted Subsidiary, as appropriate, is a party or by which it is bound having obligations outstanding in excess of $2,500,000.

          (g)  Notice of Judgment.  Notice of the entry of any judgment or
               ------------------
     decree against the Parent, the Borrower, any other Obligor or any Restricted Subsidiary, if the amount of such judgment exceeds $2,500,000.

          (h)  Notice of Other Indebtedness.  Copies of any material amendments,
               ----------------------------
     waivers or consents, notices of breach or default, notices relating to the exercise or nonexercise of any remedy available to any Person, notices of indemnity or other claims, written materials relating to any dispute, written materials relating to the exercise of any rights derived from or arising in connection with any Indebtedness having a principal amount in excess of $2,500,000, including any communications by the Parent, the Borrower or any Restricted Subsidiary in connection with the Loan Documents other than any such notice or other written materials already sent to the Administrative Agent pursuant to any other Section of this Agreement.

          (i)  Security Documents.  Any statement, report, notice and/or
               ------------------
     information required to be delivered to the Administrative Agent pursuant to any of the Security Documents.

          (j)  Other Reports.  Any information required to be provided pursuant
               -------------
     to other provisions of this Agreement, and such other reports or information from time to time reasonably requested by any Agent.

     SECTION 7.1.2. Corporate Existence.  Subject to Section 7.2.5, the Borrower
                    -------------------              -------------
shall, subject to provisions herein, do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries) rights (charter and statutory), licenses and franchises; provided, however, that the Borrower shall not be
                         -----------------
required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Lenders.

     SECTION 7.1.3. Maintenance of Properties.  The Borrower shall, and shall
                    -------------------------
cause its Restricted Subsidiaries to, maintain their respective material properties and assets in normal working order and condition as of the date hereof (reasonable wear and tear excepted) and make all repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; provided that nothing herein shall
                                              --------
prevent the Borrower or any of its Restricted Subsidiaries from discontinuing the use, maintenance or operation of any such properties if such discontinuance is desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole.

     SECTION 7.1.4. Insurance.  The Borrower shall, and shall cause its
                    ---------
Restricted Subsidiaries to, maintain liability, casualty and other insurance (subject to the customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as it customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrower and its Restricted Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies).

     SECTION 7.1.5. Taxes.  The Borrower shall, and shall cause each of its
                    -----
Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as are being contested in good faith and by appropriate proceedings diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Borrower) are being maintained in accordance with GAAP.

     SECTION 7.1.6. Books and Records.  The Borrower will, and will cause each
                    -----------------
of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Administrative Agent and the Syndication Agent or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and, after notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each such Agent or its representatives whether or not any representative of the Borrower is present, so long as the Borrower has been afforded a reasonable opportunity to be present) and to examine, and photocopy extracts from, any of its books or other corporate records. Unless a Default or Event of Default has occurred and is continuing, the cost and expense of each such visit shall be borne by the applicable Agent, except that the Administrative Agent may make one such visit each Fiscal Year at the cost and expense of the Borrower.

     SECTION 7.1.7. Use of Proceeds, etc.  The Borrower shall apply the proceeds
                    --------------------
of the Term Loans in accordance with the terms of the third recital.
                                                      -------------

     SECTION 7.1.8. Concerning the Collateral and the Loan Documents.  (a) In
                    ------------------------------------------------
order to secure the due and punctual payment of the Obligations, including principal of, premium (if any) and interest (including interest on overdue principal) on the Term Loans, when and as the same shall become due and payable, whether on the scheduled payment date therefor, at maturity, by acceleration or otherwise, and performance of all other obligations of the Borrower to the Agents and the Lenders under this Agreement and each other Loan Document and of all obligations of the Borrower's Restricted Subsidiaries under each other Loan Document, the Borrower and the other Obligors have entered into each of the applicable Security Documents to which each is a party.

          (b) The Borrower shall, and shall cause each Restricted Subsidiary subject to a Security Document to, perform at their sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents, from time to time, in order to grant and maintain valid and perfected Liens on the Collateral in favor of the Administrative Agent in the priorities purported to be created by the Security Documents, subject only to Liens permitted hereunder to be senior or pari passu
                                                                     ---- -----
to the Liens of the Administrative Agent, and to fully preserve and protect the rights of the Agents and the Lenders under this Agreement and the other Loan Documents. The Borrower shall, and shall cause each Restricted Subsidiary subject to a Security Document to, pay and satisfy promptly all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Agreement, the Security Documents and the other Loan Documents, any amendments thereto and any other instruments of further assurance.

          (c) The Borrower shall, on each anniversary of the Closing Date beginning in 2003, furnish to the Administrative Agent an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding twelve months fully to preserve and protect the rights of the Administrative Agent, the Lenders and the Administrative Agent hereunder and under each of the Security Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

     SECTION 7.1.9. Maintenance of Corporate Separateness.  The Borrower will,
                    -------------------------------------
and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. Neither the Borrower nor any of its Restricted Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiary or the Parent in respect of any liability of such Unrestricted Subsidiary or the Parent, respectively, and no bank account of an Unrestricted Subsidiary or the Parent shall be commingled with any bank account of the Borrower or any of its Restricted Subsidiaries. Any financial statements distributed to any creditors of an Unrestricted Subsidiary or the Parent shall clearly establish the separateness of such Unrestricted Subsidiary or the Parent, as the case may be, from the Borrower and its Restricted Subsidiaries. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of any Unrestricted Subsidiary or any Restricted Subsidiary or the Parent being ignored by any court of competent jurisdiction, or in the assets and liabilities of the Borrower or any Restricted Subsidiary being substantively consolidated with those of any Unrestricted Subsidiary or the Parent in a bankruptcy, reorganization or other insolvency proceeding.

     SECTION 7.1.10. Working Capital Line.  The Borrower shall maintain a
                     --------------------
revolving credit facility or similar arrangement or arrangements to the extent necessary to fund the foreseeable capital expenditure and working capital requirements of it and its Restricted Subsidiaries.

     SECTION 7.1.11. Additional Mortgages.  The Borrower shall, and shall cause
                     --------------------
each of its Restricted Subsidiaries to, deliver to the Administrative Agent the following documents and instruments with regard to real property acquired after the Closing Date (other than the Excluded Facility) having a net book value or a fair market value of at least $2,000,000 or which, when added to the net book value or fair market value of all other real property owned by the Borrower and its Restricted Subsidiaries that is not subject to a first priority perfected security interest in favor of the Administrative Agent and the Lenders (excluding the Designated Facilities, the Excluded Facility and the real property subject to the Plainfield Mortgage), exceeds $5,000,000, providing for first priority mortgages (which shall constitute additional security for the Obligations), subject to Permitted Liens:

          (a) a Mortgage, in form and substance satisfactory to the Administrative Agent duly executed by the Borrower or a Subsidiary of the Borrower, as appropriate, in form suitable for recordation in the appropriate recording office of the political subdivision where such Mortgaged Property is situated;

          (b) a mortgagee policy of title insurance (or endorsement thereto, as appropriate) in favor of the Administrative Agent, issued by a nationally-recognized title insurance company, in such amounts, with such endorsements, affirmative coverages, and reinsurance agreements as the Administrative Agent shall reasonably require, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, insuring the Mortgage as a first lien on the property and interests covered thereby subject only to such other matters as are acceptable to the Administrative Agent;

          (c) certified perimeter surveys of the real property covered by each Mortgage by registered surveyors as of a date and in form and substance acceptable to the Administrative Agent, bearing legal descriptions conforming exactly to those contained in the title insurance policy referred to in the preceding clause (b); indicating the length of exterior boundary lines of the Mortgaged Property, locations of all buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Administrative Agent and the title insurance company issuing the policies described in the preceding clause;

          (d) UCC financing statements necessary or desirable to perfect the valid, first-priority lien granted by each Mortgage, together with such searches of UCC, judgment and tax lien records as the Administrative Agent shall reasonably require;

          (e) policies or certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of this Agreement and the other Loan Documents, naming the Administrative Agent as loss payee or additional named insured, as appropriate; and

          (f) such other agreements, instruments, approvals, consents, opinions, or documents as the Administrative Agent, may reasonably request.

     SECTION 7.1.12. Future Subsidiaries.  Without limiting the effect of any
                     -------------------
provision contained herein (including Section 7.2.9), upon any Person becoming a
                                      -------------
Restricted Subsidiary of the Borrower (other than a Foreign Subsidiary),

          (a) such Person, if not theretofore a party to the Security Agreement, shall execute and deliver to the Administrative Agent a supplement to the Security Agreement for the purpose of becoming a grantor thereunder, which supplement shall be substantially in the form attached to the Security Agreement;

          (b) the Administrative Agent shall have received from such Person certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a Restricted Subsidiary of the Borrower, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements
     (i) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Restricted Subsidiary or (ii) in respect of Liens permitted under Section 7.2.2) shall
                                                            -------------
     cover any of the collateral described in the Security Agreement); and

          (c) the Administrative Agent shall have received from such Person executed copies of UCC financing statements naming such Person as the debtor and the Administrative Agent as the secured party, suitable for filing under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreement entered into by such Person, together, in each case, with such opinions of legal counsel as the Administrative Agent may reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 7.1.13. Compliance with Statutes, etc.  (a) The Borrower will, and
                     ------------------------------
will cause each of the its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental
Laws) other than those the non-compliance with which (individually or in the aggregate) would not have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any of its properties, or transport or permit the transportation of Hazardous Materials to or from any such properties, except for quantities used or stored at such properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such properties or the operation of the business of the Borrower and its Subsidiaries. If required to do so under any applicable Environmental Law, the Borrower agrees to undertake, and agrees to cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any such property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that neither the Borrower nor any of its
                          --------
Subsidiaries shall be required to take any such action where same is being contested by appropriate legal proceedings in good faith by the Borrower or such Subsidiary.

          (b) At the request of the Administrative Agent, the Syndication Agent or the Required Lenders at any time and from time to time, but in any event no more frequently than once a year, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Mortgaged Property of the Borrower or any Subsidiary, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Mortgaged Property; provided, however, no such request may be made unless
                         --------  -------
the Administrative Agent, the Syndication Agent or the Required Lenders reasonably believe that (i) the Borrower or any of its Subsidiaries is in material non-compliance with any Environmental Law with respect to such Mortgaged Property and such non-compliance is reasonably likely to result in a liability of the Borrower in excess of $5,000,000 (after expected insurance and indemnity recovery) or (ii) an Event of Default is in existence. If the Borrower fails to provide the same after 60 days' written notice, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent, the Syndication Agent and the Lenders and their agents access to such Mortgaged Property at all reasonable times and without unreasonably interfering with the Borrower's operations and specifically grants such Agents and the Lenders an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's sole expense.

     SECTION 7.1.14. Lien Waivers.  In the event that any of the lien waivers
                     ------------
and releases referred to in Section 5.10 are not obtained on or prior to the
                            ------------
Closing Date or in the event that additional real property is leased by the Borrower or any of its Restricted Subsidiaries after the Closing Date, the Borrower shall use its commercially reasonable efforts to obtain such lien waivers and releases and lien waivers and releases with respect to such additional leases, in each case executed and acknowledged by the lessors under the applicable leases and reasonably satisfactory in form and substance to the Syndication Agent and the Administrative Agent.

     SECTION 7.2.   Negative Covenants.  The Borrower agrees with the Agents and
                    ------------------
each Lender that, until the Term Loan Commitments have terminated, and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.
                              -----------

     SECTION 7.2.1. Indebtedness.  Borrower will not create, incur, assume,
                    ------------
guarantee or otherwise become liable for, and will not permit any of its Restricted Subsidiaries to create, incur, assume, guarantee or otherwise become liable for, any Indebtedness (collectively, "incur"); provided, however, the
                                             -----    --------  -------
Borrower may incur Indebtedness (other than guarantees of Indebtedness, the incurrence of which would not be permitted under this Agreement) if, at the time such Indebtedness is so incurred and after giving effect thereto and the application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Borrower for the four most recent fiscal quarters for which financial information is available shall not be less than 2.0 to 1.0.

     For purposes of calculating the Fixed Charge Coverage Ratio in this Section, if the Indebtedness to be created, incurred or assumed is Indebtedness of an entity which is to be acquired by, and made a Restricted Subsidiary of, the Borrower or of a Restricted Subsidiary (whether or not such Indebtedness was incurred by such entity in connection with such acquisition), or is Indebtedness incurred by the Borrower or any Restricted Subsidiary in connection with such acquisition, then the Fixed Charge Coverage Ratio of the Borrower shall be determined on a pro forma basis giving effect to both the Fixed Charges related
                --- -----
to such additional Indebtedness as well as the Consolidated Cash Flow of the entity to be acquired. Notwithstanding the foregoing limitations, the incurrence of the following, without duplication, will not be prohibited:

          (a) Indebtedness of the Borrower and its Restricted Subsidiaries incurred under or in respect of the Revolving Credit Agreement (or any substitute or replacement facility), provided that the Revolving Credit Agreement shall be permanently reduced by the amount of any prepayment from the proceeds of an Asset Disposition pursuant to Section 7.2.6(b)(C) and
                                                      -------------------
     provided that the aggregate principal amount of such Indebtedness outstanding at any time pursuant to this clause (a) may not exceed (i) the
                                              ----------
     greater of (A) $220,000,000 or (B) the sum of 85% of Eligible Accounts Receivable and 60% of the book value of the Inventory (determined on a first-in first-out basis) of the Borrower and its Restricted Subsidiaries, plus (ii) any additional amounts (without duplication) permitted to be
     ----
     incurred by the Borrower and its Restricted Subsidiaries pursuant to clause
                                                                          ------
     (p) below (clause (a)(i) and, collectively with clause (a)(ii), the "Total
     ---        -------------                        --------------       -----
     Amount"), minus, (iii) the amount then outstanding under any Receivables
     ------    -----
     Financing (as set forth in the books and records of the Borrower and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

          (b)  Indebtedness in respect of the Term Notes and all other
     Obligations;

          (c)  Indebtedness evidenced by the Senior Notes;

          (d) Indebtedness of the Borrower to any Wholly Owned Restricted Subsidiary or of any Wholly Owned Restricted Subsidiary to the Borrower or to any other Wholly Owned Restricted Subsidiary;

          (e) Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the date of incurrence of the Term Loans and described in
     Item 7.2.1(e) ("Existing Indebtedness") of the Disclosure Schedule;
     -------------   ---------------------

          (f) Indebtedness of the Borrower in connection with Life Insurance Policy loans;

          (g) Indebtedness of the Borrower or any Restricted Subsidiary evidenced by standby letters of credit, performance bonds, surety bonds, guarantees and similar obligations incurred in the ordinary course of business for purposes of insuring the performance of obligations of the Borrower or such Restricted Subsidiary and in an aggregate principal amount not to exceed $7,500,000 at any time;

          (h) Indebtedness of the Borrower or a Restricted Subsidiary in respect of Capitalized Lease Obligations; provided, however, that the
                                               --------  -------
     aggregate Indebtedness incurred under this clause (h) will not at any time
                                                ----------
     exceed $12,500,000;

          (i) Indebtedness of the Borrower or a Restricted Subsidiary (including industrial revenue bond Indebtedness) that is secured by a Lien on property, which Indebtedness constitutes all or part of the purchase price of the property subject thereto or is incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, provided that such secured Indebtedness does not exceed the purchase price
     --------
     of such property;

          (j) Indebtedness of the Borrower issued in exchange for, or the net proceeds of which will be used to exchange, refinance or refund outstanding Indebtedness incurred pursuant to the proviso in the first sentence of this
     Section 7.2.1 or pursuant to clauses (b), (c), (e), (o) and (p) so long as
     -------------                -----------  ---  ---  ---     ---
     (i) the principal amount of the Indebtedness issued does not exceed the principal amount (plus any premium and consent payments required) of the Indebtedness so exchanged, refinanced or refunded, (ii) where the Indebtedness to be exchanged, refinanced or refunded is not Senior Indebtedness, the Indebtedness issued does not have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the Indebtedness being so exchanged, refinanced or refunded or the stated maturity of the Term Loans, and (iii) where the Indebtedness being so exchanged, refinanced or refunded is subordinated to the Term Loans, the Indebtedness is subordinated to the Term Loans in right of payment to the same extent as the indebtedness so exchanged, refinanced or refunded;

          (k) Attributable Debt in respect of Sale and Leaseback Transactions engaged in pursuant to and in accordance with clause (b) under Section
                                                   ----------       -------
     7.2.11;
     ------

          (l) Indebtedness incurred in connection with Investments in Unrestricted Subsidiaries; provided that such Investments are permitted under Section 7.2.9;
           -------------

          (m) Indebtedness of the Borrower incurred pursuant to Interest Rate Contracts related to the Revolving Credit Agreement or this Agreement to the extent the notional principal amount of any such Interest Rate Contract does not exceed, respectively, the amount of Indebtedness permitted pursuant to clause (a) above or the amount of Indebtedness hereunder;
                 ----------

          (n) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition; provided, that the aggregate principal amount of indebtedness outstanding under this clause (n) may not exceed the
                                                   ----------
     Total Amount;

          (o) Indebtedness incurred by the Borrower's Canadian subsidiary under or in respect of a secured bank credit facility, provided that the
                                                      --------
     aggregate principal amount of such Indebtedness outstanding pursuant to this clause (o) shall not exceed $10,000,000 and
          ----------

          (p) Indebtedness of the Borrower other than Indebtedness permitted under clauses (a) through (o), but without duplication as to additional
           -----------         ---
     amounts permitted to be outstanding under clause (a) (ii) above, provided
                                               ---------------
     that the aggregate amount of such Indebtedness may not exceed $25,000,000 at any time outstanding;

To the extent that Net Proceeds from an Asset Disposition are used to repay, repurchase or redeem Indebtedness incurred under or in respect of the Revolving Credit Agreement pursuant to Section 7.2.6. the amount of Indebtedness
                             --------------
permitted by clauses (a) and (n) of this Section shall be permanently reduced by
             -----------     ---
the amount of such repayment, repurchase or redemption; provided, however, no
                                                        --------  -------
such permanent reduction in borrowing capacity shall be required if such repayment, repurchase or redemption is made with Net Proceeds refused by a Lender under clause (c) of Section 3.1.2.
             ---------------------------

     SECTION 7.2.2. Liens.  The Borrower will not, and will not permit any of
                    -----
its Restricted Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien except for Permitted Liens upon or with respect to any of its property, whether owned at the date of this Agreement or thereafter acquired, or on any income or profits therefrom, or assign or otherwise convey any right to receive income, unless the Term Loans are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien.

     SECTION 7.2.3. Restricted Payments, etc.   The Borrower will not, and will
                    ------------------------
not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto (a) a Default or an Event of Default shall have occurred and be continuing or (b) the aggregate amount of all Restricted Payments made and the amount of Investments then outstanding pursuant to clause (g)(ii) under Section 7.2.9 by the Borrower and
                        --------------       -------------
its Restricted Subsidiaries (the amount expended, distributed or invested for such purposes, if other than in cash, to be determined in good faith by the Board of Directors of the Borrower and evidenced by a Board Resolution) from and after the date of this Agreement shall exceed the sum of (i) 50% of Consolidated Net Income of the Borrower accrued for the period (taken as one accounting period) commencing with the date of this Agreement to and including the date of such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), (ii) 50% of the (A) increase in depreciation expense resulting from the application of APB 16 purchase accounting to the acquisition of the Borrower in 1990, and (B) amortization of goodwill and deferred financing costs existing as of the date of this Agreement, in each case, for the period specified in clause (i) above, (iii) the aggregate
                                          ----------
net cash proceeds, including marketable securities, received by the Borrower or Parent from the issuance or sale (other than to a Subsidiary of the Borrower or Parent, as the case may be) of its Capital Stock (other than Redeemable Stock) or any convertible debt securities that have been converted into shares of Capital Stock (other than Redeemable Stock), from and after the date of this

Agreement, provided that, in the case of any issuance or sale by Parent, such
           --------
net cash proceeds are contributed as a capital contribution in exchange for common stock of the Borrower; (iv) the aggregate amount received by the Borrower or its Restricted Subsidiaries from an Unrestricted Subsidiary (excluding amounts received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary which represents a repayment of the principal portion of any loan or advance or any return of contributed capital), (v) if there is a redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Borrower, such aggregate amount of the net reduction in Investments in clause
                                                                       ------
(g) of Section 7.2.9 not exceeding the amount of Investments previously made by
---    -------------
the Borrower or any Restricted Subsidiary of the Borrower in such Unrestricted Subsidiary pursuant to (and in accordance with) such clause (g), to the extent
                                                     ----------
such amount was included in the calculation of the amount of Restricted Payments; and (vi) $10,000,000.

     The foregoing clause (b) will not prevent (i) the payment of any dividend
                   ----------
on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) the purchase, redemption or retirement or other acquisition of Capital Stock in exchange for or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of other shares of Capital Stock (other than Redeemable Stock) of the Borrower, (iii) cash dividends paid to Parent which dividends are used by Parent to repurchase Capital Stock of Parent from officers and employees (or their estates) of Parent, the Borrower or its Subsidiaries upon death, disability or termination of employment of such officers and employees to the extent required by the terms of the Stockholders Agreement, as amended, dated as of September 14, 1990 (the "Stockholders Agreement"), and any extension thereof, among Parent and certain
 ----------------------
stockholders party thereto on substantially the same terms and conditions as in effect on the date of this Agreement; provided, however, that the aggregate
                                      --------  -------
amount of all such repurchases in any fiscal year of the Borrower does not exceed $5,000,000; (iv) cash dividends paid to Parent which dividends are used by Parent to repurchase shares of its Capital Stock from participants who are distributed such shares from the ESOP to the extent required by the terms thereof as in effect on the date of this Agreement, (v) cash dividends paid to Parent out of the net proceeds to the Borrower of any benefits paid pursuant to the terms of the Life Insurance Policies; provided, however, that such net
                                          --------  -------
proceeds shall be first used to repurchase Capital Stock of Parent from the estate of such former officer or employee if such repurchase is required by the ESOP, the Stockholder Agreement or any other agreement and provided, further,
                                                           --------  -------
that the amount of such dividend shall be excluded in the calculation of Restricted Payments for purposes of clause (b) of the immediately preceding
                                    ----------
paragraph, (vi) the purchase, redemption, retirement or other acquisition of any Indebtedness with the Net Proceeds from Asset Dispositions as permitted under
Section 7.2.6, (vii) the exchanging, refinancing or refunding of Subordinated
-------------
Indebtedness through the issuance of Subordinated Indebtedness so long as (A) the principal amount of the new Subordinated Indebtedness to be issued does not exceed the principal amount (plus any premium and consent payments required) of the Subordinated Indebtedness so exchanged, refinanced or refunded and (B) the Subordinated Indebtedness to be issued does not have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the Subordinated Indebtedness being so exchanged, refinanced or refunded or the stated maturity of the Term Notes, (viii) any securities or other Investments received in connection with any sale or other disposition of property or assets, including any Asset Disposition that complies with Section 7.2.6; and (ix)
                                                   -------------
Investments in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness.

     SECTION 7.2.4. Payment Restrictions Affecting Restricted Subsidiaries.  The
                    ------------------------------------------------------
Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions in respect of such Restricted Subsidiary's Capital Stock or otherwise transfer cash or assets or make loans or advances to the Borrower or any other Restricted Subsidiary, or pay Indebtedness owing to the Borrower or any other Restricted Subsidiary, (b) make any loans or advances to the Borrower or any Restricted Subsidiary, or (c) transfer any of its property or cash to the Borrower or any Restricted Subsidiary, other than as permitted by this Agreement, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any agreement or obligation, including a lease governing a leasehold interest, of the Borrower or a Subsidiary of the Borrower, (iii) this Agreement and the Security Documents and any amendments, modifications or refinancing thereof, provided, however, that any such amendments, modifications
                     --------  -------
or refinancings shall not impose any greater encumbrance or restriction than those contemplated by this Agreement as in existence on the date of original issuance of the Term Notes, (iv) the Revolving Credit Agreement, provided,
                                                                 --------
however, that any amendments to the Revolving Credit Agreement shall not impose
-------
any greater encumbrance or restriction than those contemplated by the Revolving Credit Agreement as in existence on the date of original issuance of the Term Notes, (v) the Senior Note Indenture and any amendments, modifications or refinancing hereof, provided that any such amendments, modifications or refinancings shall not impose any greater encumbrance or restriction than those contemplated by the Senior Indenture as in existence on the date of original issuance of the Senior Notes, (vi) any Indebtedness incurred pursuant to clause
                                                                         ------
(o) of Section 7.2.1 and any amendments, modifications or refinancing thereof,
---    -------------
(vii) any instrument governing Indebtedness of a Person acquired by the Borrower or any Subsidiary of the Borrower at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (viii) any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property (including, without limitation, customary restrictions relating to assets securing any indebtedness hereunder, under the Revolving Credit Agreement or the Indebtedness incurred pursuant to clause (i) or (o) of
                                                          ----------    ---
Section 7.2.1), (ix) contracts for the sale of assets, including customary
-------------
restrictions with respect to agreements for sale of substantially all of the Capital Stock or assets of such Subsidiary provided, that such restrictions
                                           --------
apply only to the assets being sold and for only so long as such contract remains in effect, or (x) an agreement relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity. Nothing contained in this Section 7.2.4 shall prevent the Borrower or any Restricted Subsidiary from
     -------------
(A) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 7.2.2 or (B) restricting the sale or other disposition
                -------------
of property or assets of the Borrower or any of its Restricted Subsidiaries that secure Indebtedness of the Borrower or any of its Restricted Subsidiaries.

     SECTION 7.2.5. Consolidation, Merger, etc.  (a)  The Borrower will not in a
                    --------------------------
single transaction or through a series of related transactions consolidate with or merge with or into another Person or directly or indirectly sell, transfer, lease or convey all or substantially all of its properties and assets to another Person unless:

          (i) (A) the Borrower is the continuing corporation in the case of a merger or (B) the resulting, surviving or transferee entity (the "Surviving
                                                                       ---------
     Entity") is a corporation or partnership organized under the laws of the
     ------
     United States, any state thereof or the

     District of Columbia and expressly assumes by all the obligations of the Borrower under this Agreement, the Term Notes and each other Loan Document to which the Borrower is a party pursuant to amendments in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

          (ii) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to such transaction;

          (iii) the Consolidated Net Worth of the Borrower or the Surviving Entity, as the case may be, on a pro forma basis after giving effect to such consolidation, merger or sale, transfer, lease or conveyance of assets (but prior to any purchase accounting adjustments resulting from the transaction) is not less than the Consolidated Net Worth of the Borrower, immediately prior to the date of the transaction; and

          (iv) immediately after giving effect to such transaction, the Borrower or the Surviving Entity, as the case may be, on a pro forma basis would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 7.2.1 as if, in the case of the
                                   -------------
     Surviving Entity, such Person were the Borrower.

Notwithstanding the foregoing, clause (iv) shall not prohibit a transaction, the
                               -----------
principal purpose of which is (as determined in good faith by the Board of Directors of the Borrower and evidenced by a resolution thereof) to change the state of incorporation of the Borrower, and such transaction does not have as one of its purposes the evasion of the restrictions of this section.

     SECTION 7.2.6. Asset Dispositions, etc.  (a)  The Borrower will not, and
                    -----------------------
will not permit any Restricted Subsidiary to, sell, transfer, lease, convey or otherwise dispose of any assets (other than (i) an asset disposition or the sale of Inventory in the ordinary course of business consistent with past practice,
(ii) any Financing Disposition, (iii) any disposition of the Designated Facilities, or (iv) a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Borrower's asset permitted under Section 7.2.5)
                                                                 -------------
unless (A) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition (an "Asset Disposition")
                                                            -----------------
at least equal to the fair market value of the assets disposed of (which shall be determined in good faith by the Board of Directors and evidenced by a Board Resolution), and the Net Proceeds received by the Borrower for such disposition consists of at least 75% cash, provided, however, that for the purposes of this
                               --------  -------
Section 7.2.6, "cash" shall include (1) the amount of any liabilities (other
-------------
than liabilities that are by their terms subordinated to the Term Notes) of the Borrower or such Restricted Subsidiary (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Disposition or are no longer the liability of the Borrower or any Restricted Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Disposition), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Borrower or any of its Restricted Subsidiaries with respect to such liabilities and (2) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary in connection with such Asset Disposition that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of receipt, (B) to the extent such Asset Disposition involves Collateral, (1) the consent of the Required Lenders shall be obtained prior to the consummation of any sale of Collateral subject to such Asset Disposition (or any related Asset Disposition) having a fair market value in excess of $5,000,000 and (2) the Borrower shall cause the aggregate cash proceeds received by the Borrower or such Restricted Subsidiary in respect of Collateral subject to an Asset Disposition (or any related Asset Disposition), net of the items set forth in clauses (i) through (iii) of the
                                            -----------         -----
definition of Net Proceeds (the "Collateral Proceeds"), to be deposited with the
                                 -------------------
Administrative Agent in the Collateral Account as and when received by the Borrower or any of its Restricted Subsidiaries in accordance with the terms of the Security Agreement in the event such Collateral Proceeds exceed $5,000,000, provided, that the consent of the Required Lenders shall not be required with
--------
respect to the sale of the real property and plant of the Borrower located at 91-104 Kalaeloa Boulevard, Kapolei, Hawaii and the Collateral Proceeds of such sale shall not be required to be deposited in the Collateral Account, and, provided further, that no Indebtedness other than the Obligations may be
-------- -------
permanently repaid or prepaid out of, or on account of, any Collateral Proceeds (except to the extent any such prepayment is refused by a Lender under clause
                                                                       ------
(c) of Section 3.1.2); and (C) the Net Proceeds (other than the Net Proceeds of
---    -------------
an Asset Disposition of the Excluded Facility) received by the Borrower or such Restricted Subsidiary from such Asset Disposition are applied in accordance with the following paragraphs.

     (b) Within 540 days from the date of such disposition, the Net Proceeds thereof shall be applied (i) in the case of Collateral Proceeds (whether or not deposited into the Collateral Account), (A) to acquire property, buildings, fixtures, equipment or other items related to the Borrower's business and in which the Administrative Agent on behalf of the Lenders will have (subject to Permitted Liens) a first-priority perfected security interest and (B) otherwise in accordance with the provisions of the Security Agreement and (ii) in the case of Net Proceeds other than Collateral Proceeds, (A) to capital expenditures of the Borrower or the Restricted Subsidiaries, (B) to acquire additional properties or assets related to the Borrower's business or to make Investments in entities, which, after giving effect to such Investment, will become Restricted Subsidiaries or (C) applied to repay, repurchase or redeem Indebtedness of a Restricted Subsidiary or Indebtedness of the Borrower ranking on a parity with or senior to the Term Notes; provided, however, that if such
                                              --------  -------
repaid, repurchased or redeemed Indebtedness is Indebtedness incurred under or in respect of the Revolving Credit Agreement (or any substitute or replacement facility or any other revolving facility), the amount of borrowing capacity under such facility shall be permanently reduced by the amount of such repayment, repurchase or redemption.

     (c) The amount of such Net Proceeds not used to or invested as set forth in paragraph (b) shall be applied by the Borrower, subject to Section 3.1.2 and
   -------------                                              -------------
the provisions, if applicable, of the Security Agreement, to the prepayment of the Term Loans on or prior to the date such Net Proceeds are not so used or invested at a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment.

     (d) Notwithstanding the foregoing, a prepayment of the Term Loans pursuant to paragraph (c) may be deferred with respect to an Asset Disposition or series
   -------------
of related Asset Dispositions if the Net Proceeds, after giving effect to the application, if any, as set forth in clauses (i) and (ii) of paragraph (b)
                                     -----------     ----    -------------
above, is less than $5,000,000. Such proceeds offer may be deferred until such time as such Net Proceeds, plus the aggregate amount of Net Proceeds resulting from any prior or subsequent Asset Disposition(s) since the date of this Agreement, not otherwise applied as provided in clauses (i) and (ii) of
                                                -----------     ----
paragraph (b) above, is at least equal to $7,500,000, at which time the Borrower
-------------
shall apply all such Net Proceeds to a prepayment of the Term Loans in accordance with this Section.

     (e) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual restriction other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Borrower) than those in effect under Existing Indebtedness and the Revolving Credit Agreement that would materially impair the ability of the Borrower to comply with the provisions of this Section.

     (f) If at any time any non-cash consideration (other than any such consideration consisting of inventory, accounts receivable and certain related assets securing or permitted to secure the Revolving Credit Agreement) is received by the Borrower or any Restricted Subsidiary, as the case may be, in connection with any Asset Disposition of assets which includes Collateral, such non-cash consideration shall be made subject to the Lien of the Security Documents in the manner contemplated in the Security Agreement to the extent of the purchase price allocated to the Collateral. If and when any such non-cash consideration received from any Asset Disposition (whether or not relating to Collateral) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 7.2.6 and the Security Documents.
                     -------------

     (g) All Insurance Proceeds and all Net Awards required to be delivered to the Administrative Agent pursuant to any Security Document shall constitute Trust Moneys and shall be delivered by the Borrower or a Restricted Subsidiary, as the case may be, to the Administrative Agent contemporaneously with receipt by the Borrower or such Restricted Subsidiary and be deposited into the Collateral Account and applied in accordance with the applicable provisions of the Security Agreement. Insurance Proceeds and Net Awards so deposited that may be applied by the Borrower or a Restricted Subsidiary to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn from the Collateral Account only in accordance with the applicable provisions of the Security Agreement. Insurance Proceeds and Net Awards so deposited that are not applied to effect a Restoration of the affected Collateral under the applicable Security Document may only be withdrawn in accordance with applicable provisions of the Security Agreement.

     (h) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of any disposition of assets is prohibited or delayed by applicable law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied pursuant to this provision but may be retained for so long, but only for so long, as the applicable local law will not permit repatriation to the United States. The Borrower shall promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is permitted under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such disposition of assets had occurred on the date of repatriation.

     SECTION 7.2.7. Modification of Certain Agreements.  The Borrower will not,
                    ----------------------------------
and will not permit any Restricted Subsidiary to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, (i) the Security Documents in any manner or to any extent that would constitute an Event of Default hereunder or under the Security Documents (provided that this Agreement and the Security Documents may be amended, modified or supplemented as set forth in Section 10.1), (ii) the Senior Notes or the Senior Note
                ------------
Indenture, except to the extent such amendment, modification or supplement would not have a Material

Adverse Effect (it being acknowledged by the Borrower that, without limitation, any increase in the interest rate on the Senior Notes, any reduction in the tenor or average life thereof and any modification of (including any addition
to) the covenants, defaults and remedies set forth therein (without a corresponding modification to the covenants, defaults, defaults and remedies applicable to the Obligations) which make such provisions more burdensome as a whole to the Borrower shall be deemed to have a Material Adverse Effect), (iii) the Revolving Credit Agreement which would (A) add any requirement that the commitments or outstanding indebtedness thereunder be reduced or cash collateralized as a result of the receipt by the Borrower or any of its Subsidiaries of Collateral Proceeds (other than any Collateral Proceeds resulting in a prepayment of Term Loans that is refused by a Lender under clause
                                                                          ------
(c) of Section 3.1.2), (B) amend, modify or supplement Section 2.3(c), 2.5(a) or
---    -------------
8.11(a) of the Revolving Credit Agreement and (C) add any provision expressly restricting the ability of the Borrower to make payments to the Lenders in accordance with the terms hereof, and (iv) the Tax Allocation Agreement (as extended), the Management Agreement or the Stockholders Agreement, except to the extent such amendment, modification or supplement would not have a material adverse effect on the Lenders.

     SECTION 7.2.8.  Transactions with Affiliates.  The Borrower will not, and
                     ----------------------------
will not permit any of its Restricted Subsidiaries to, enter into transactions with Affiliates of the Borrower or Parent (other than the Borrower and its Wholly Owned Restricted Subsidiaries) except for Permitted Transactions, transactions in respect of Restricted Payments made in accordance with Section
                                                                       -------
7.2.3. and transactions the terms of which are no less favorable than the terms
------
which could be obtained by the Borrower, or, if the Borrower is not a party to such transaction, such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties, and for transactions involving aggregate payments in excess of $3,000,000, the Borrower delivers to the Administrative Agent a resolution of the Board of Directors of the Borrower (including all, if any, of the disinterested directors) to the effect that the terms of such transactions are fair and reasonable to the Borrower, or if the Borrower is not a party to such transaction, such Restricted Subsidiary.

     SECTION 7.2.9.  Limitation on Investments.  The Borrower will not, and will
                     -------------------------
not permit any Restricted Subsidiary to, make any Investments in any other person, except (a) Investments in the Borrower or in any other Restricted Subsidiary by any Restricted Subsidiary or by the Borrower in a Wholly Owned Restricted Subsidiary of the Borrower; (b) receivables owing to the Borrower or its Restricted Subsidiaries created in the ordinary course of business and payable or dischargeable substantially in accordance with customary trade terms;
(c) Permitted Transactions; (d) Investments made in Cash Equivalents; (e) Investments permitted to be made pursuant to Section 7.2.6; (f) Investments
                                             -------------
existing on the date of this Agreement and disclosed on Item 7.2.9 of the
                                                        ----------
Disclosure Schedule; and (g) Investments in Unrestricted Subsidiaries (or an entity (or entities) which, after giving effect to such Investment, becomes an Unrestricted Subsidiary) not otherwise permitted by clauses (a) through (f)
                                                    -----------         ---
above, in an aggregate amount not exceeding at any time outstanding, the sum of
(i) $7,500,000 and (ii) an amount which is equal to the amount of Restricted Payments permitted at such time to be made pursuant to Section 7.2.3 (the sum of
                                                       -------------
(i) and (ii) being referred to as the "Permitted Investment Amount").
                                       ---------------------------

     SECTION 7.2.10. Impairment of Security Interest.  (a)  The Borrower will
                     -------------------------------
not, and will not cause or permit any of its Restricted Subsidiaries to, take or omit to take any action which action or omission might or would have the result of impairing the Liens and security interest in favor of the Administrative Agent for the benefit of the Lenders with respect to the Collateral and the Borrower will not grant to any Person, or suffer any Person to have any interest whatsoever in the Collateral, in each case other than as otherwise permitted by this Agreement or the Security Documents.

     (b) The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, enter into any agreement or instrument that by its terms requires that the proceeds received from any sale of Collateral be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Agreement or any instrument governing Indebtedness permitted to be secured by a Lien on the Collateral pursuant to
Section 7.2.2.  A release of any of the Collateral strictly in accordance with
-------------
the terms and conditions of this Agreement and the Security Documents will not be deemed for any purpose to be an impairment of security under this Agreement.

     SECTION 7.2.11. Sale and Leaseback.   The Borrower will not, and will not
                     ------------------
permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the Borrower would be able to incur Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction or (b) where the Borrower or such Restricted Subsidiary receives consideration from such Sale and Leaseback Transaction at least equal to the fair market value of the property subject thereto (which shall be determined in good faith by the Board of Directors and evidenced by a Board Resolution) and applies the Net Proceeds of such Sale and Leaseback Transaction in accordance with the provisions set forth in Section
                                                                     -------
7.2.6.
-----

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1.   Listing of Events of Default.  Each of the following events
                    ----------------------------
or occurrences described in this Section 8.1 shall constitute an "Event of
                                 -----------                      --------
Default".
-------

     SECTION 8.1.1. Non-Payment of Obligations.  (a) The Borrower shall default
                    --------------------------
in the payment or prepayment of any principal of, or premium with respect to, any Term Loan when due, (b) the Borrower shall default (and such default shall continue unremedied for a period of five or more days) in the payment when due of any interest with respect to any Term Loan or (c) the Borrower shall default (and such default shall continue unremedied for a period of five or more days) after written demand therefor by the Administrative Agent, in the payment when due of any fees, expenses or any other amounts owing hereunder or under any other Loan Document.

     SECTION 8.1.2. Breach of Warranty.  Any representation or warranty of the
                    ------------------
Borrower, any other Obligor or the Parent made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including each Closing Date Certificate) furnished by or on behalf of the Borrower, any other Obligor or Parent to any Agent, the Arranger or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or
                                                           ---------
shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.  Any
                    ----------------------------------------------------
Obligor (including the Borrower) shall default in the due performance and observance of any of its obligations under Section 7.1.2 or Section 7.2.
                                           -------------    -----------

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations.  The
                    --------------------------------------------------
Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the Borrower obtains knowledge of such default or written notice of such default shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders specifying such default and demanding that it be remedied.

     SECTION 8.1.5. Disaffirmation of Obligations.  (a) The Borrower shall
                    -----------------------------
either deny or disaffirm its obligations under this Agreement or any other Loan Document or (b) any other Obligor shall either deny or disaffirm its obligations under any other Loan Document executed by it.

     SECTION 8.1.6. Default Under Revolving Credit Agreement.  A default shall
                    ----------------------------------------
occur (i) in the payment (other than in the payment of any Overadvance Payment) when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Borrower or any of its Subsidiaries under the Revolving Credit Agreement, (ii) in the payment of any Overadvance Payment and such default shall continue unremedied for a period of 15 Business Days, or
(iii) in the performance or observance of any other obligation or condition with respect to such Indebtedness and the result of such default described in this clause (iii) is to entitle the holder or holders of such Indebtedness, or any
------------
trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity and either (A) such default described in this clause (iii) continues unremedied or unwaived for a period of 20 Business
     ------------
Days or (B) the maturity of any such Indebtedness is accelerated.

     SECTION 8.1.7. Default on Other Indebtedness.  A default shall occur (i) in
                    -----------------------------
the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1 or 8.1.6, of the Borrower, the Parent or any of their
             -------------    -----
respective Restricted Subsidiaries having a principal amount in excess of $2,500,000 individually or $5,000,000 in the aggregate or (ii) in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default described in this clause (ii) is to
                                                             -----------
accelerate the maturity of any such Indebtedness or permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.8. Judgments.  A final judgment or final judgments for the
                    ---------
payment of money are entered by a court or courts of competent jurisdiction against the Borrower, the Parent or any of their respective Restricted Subsidiaries and such judgment or judgments remain undischarged, unvacated, unbonded or unstayed for a period of sixty days, in an amount equal to or greater than, in the case of any one such judgment, $2,500,000, and, in the case of all such judgments, $5,000,000 (in each case to the extent a reputable insurance company has not acknowledged coverage of such claim in writing).

     SECTION 8.1.9. Bankruptcy, Insolvency, etc.
                    ---------------------------

          (a) The Borrower, the Parent or any of their respective Restricted Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

               (i)   commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case in which it is a debtor,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) admits in writing its inability to pay debts as the same become due; or

          (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Borrower , the Parent or any of their respective Restricted Subsidiaries in an involuntary case in which it is a debtor,

               (ii) appoints a Custodian of the Borrower, the Parent or any of their respective Restricted Subsidiaries or for all or substantially all of their property,

               (iii) orders the liquidation of the Borrower, the Parent or any of their respective Restricted Subsidiaries,

     and the order or decree remains unstayed and in effect for 60 days.

     SECTION 8.1.10. Impairment of Security, etc.  Any of the Security Documents
                     ---------------------------
ceases to give the Administrative Agent a valid and perfected Lien of the priority required thereby or the rights, powers and privileges purported to be created thereby (other than in accordance with their respective terms), or any of the Security Documents is declared null and void, or the Borrower, or any other Obligor denies any of its obligations under any of the Security Documents or any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents or this Agreement, and such default shall continue unremedied for a period of at least 15 days after the Borrower obtains knowledge of such default or written notice of such default shall have been given to the Borrower by the Administrative Agent.

     SECTION 8.2.   Action if Bankruptcy, etc.  If any Event of Default
                    -------------------------
described in Section 8.1.9 shall occur with respect to the Borrower, the Term
             -------------
Loan Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Term Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3.   Action if Other Event of Default.  If any Event of Default
                    --------------------------------
(other than an Event of Default described in Section 8.1.9 with respect to the
                                             -------------
Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Term Loans and other Obligations to be due and payable and/or declare the Term Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Term Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Term Loan Commitments shall terminate.


                                   ARTICLE IX

                                   THE AGENTS

     SECTION 9.1.  Appointment of Agents.  Each Lender hereby irrevocably
                   ---------------------
appoints DLJ as Syndication Agent and Fleet as its Administrative Agent under and for purposes of this Agreement, the Term Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Term Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Agents and Lenders, and neither the Borrower nor any other Obligor shall have any rights as a third-party beneficiary of any of the provisions hereof other than with respect to the resignation of the Syndication Agent or the Administrative Agent. In performing their functions and duties under this Agreement and each other Loan Document, the Syndication Agent and the Administrative Agent shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Obligor. Notwithstanding any implication to the contrary, the Documentation Agent has no duties, obligations or responsibilities hereunder or under any other Loan Document.

     SECTION 9.2.  Nature of Duties of the Agents.  The Agents shall have no
                   ------------------------------
duties, obligations or responsibilities except those expressly set forth in this Agreement and each other Loan Document. Neither the Agents nor any of their officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under each other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of or imputed in respect of any right, power or authority granted to any Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority.

     SECTION 9.3.  General Immunity.  Neither the Agents, the Arranger nor any
                   ----------------
of their directors, officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any other Loan Document or in connection herewith or therewith except for its or their own willful misconduct or gross negligence. Without limiting the generality of the foregoing, the Agents and the Arranger: (i) shall not be responsible to the Lenders for any recitals, statements, warranties or representations under this Agreement or any other Loan Document or any agreement or document relative hereto or thereto or for the financial or other condition of any Obligor, (ii) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant hereto or thereto, (iii) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of Obligors or of any of the terms of any such agreement by any party hereto or thereto and shall have no duty to inspect the property (including the books and records) of any Obligor, (iv) shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or another Obligor or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or in any other Loan Document or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected, enforced, realized upon or are entitled to any particular priority, and (v) shall incur no liability under or in respect of this Agreement or any other Loan Document or any other document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex, telecopier or similar form of facsimile transmission) believed by any Agent to be genuine and signed or sent by the proper party. Each Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by such Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 9.4.  Successor.  The Syndication Agent may resign as such upon one
                   ---------
Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 20 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this

Article IX shall inure to its benefit as to any actions taken or omitted to be
----------
taken by it while it was the Administrative Agent under this Agreement and (ii)

Section 10.3 and Section 10.4 shall continue to inure to its benefit.
------------     ------------

     SECTION 9.5.  Agents in Their Capacity as Lenders.  With respect to their
                   -----------------------------------
obligation (if any) to lend under this Agreement and each other Loan Document, the Agents shall have the same rights and powers under this Agreement and each other Loan Document as any Lender and may exercise the same as though it were not an Agent. "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its capacity as a Lender hereunder. The Agents, any Lender and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower or any other Obligor, as if it were not an Agent or as if it or they were not a Lender hereunder and without any duty to account therefor to the other parties to this Agreement; provided, that the obligations of the
                                     --------
Borrower under such transactions shall not be deemed to be Obligations secured by any Collateral without the prior written agreement of the Required Lenders.

     SECTION 9.6.  Actions by Each Agent.  (a)  Actual Knowledge.  Each Agent
                   ---------------------        ----------------
may assume that no Event of Default has occurred and is continuing, unless such Agent has actual knowledge of the Event of Default, has received notice from the Borrower or the Borrower's independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

          (b)  Discretion to Act.  The Administrative Agent and the Syndication
               -----------------
Agent shall each have the right to request instructions from the Required Lenders by notice to each Lender. If such Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders, except to the extent that the consent of such Lender or all of the Lenders to such instructions was required under
Section 10.1 and not given by such Lender or all of the Lenders in accordance
------------
with the terms thereof. The Administrative Agent and the Syndication Agent may each give any notice required under Article VIII hereof without the consent of
                                    ------------
any of the Lenders unless otherwise directed by the Required Lenders in writing and will, at the direction of the Required Lenders, give any such notice required under Article VIII. Except for any obligation expressly set forth in
               ------------
this Agreement or any other Loan Document, each of the Administrative Agent and the Syndication Agent may, but shall not be required to, exercise its discretion to act or not act, except that such Agent shall be required to act or not act upon the instructions of the Required Lenders (unless all of the Lenders are required to provide such instructions as provided in Section 10.1) and those
                                                     ------------
instructions shall be binding upon such Agent and all Lenders; provided,
                                                               --------
however, that such Agent shall not be required to act or not act if to do so
-------
would expose such Agent to liability or would be contrary to this Agreement or any other Loan Document or to applicable law.

     SECTION 9.7.  Right to Indemnity.  Each Agent shall be fully justified in
                   ------------------
failing or refusing to take any action under this Agreement or any other Loan Document or in relation hereto or thereto unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Lenders further agree to indemnify each Agent ratably in accordance with their Percentages for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any other documents, and either not indemnified by the Borrower pursuant to Section
                                                                        -------
10.4 or with respect to which the Borrower has failed to fully honor its
----
indemnification obligations under Section 10.4; provided, however, that no such
                                  ------------  --------  -------
liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement results solely from such Agent's gross negligence or willful misconduct. Each Lender agrees to reimburse each Agent in the amount of its pro rata share of any out-of-pocket expenses for which such Agent is entitled to receive, but has not received, reimbursement pursuant to this Agreement. The agreements in this Section 9.7 shall survive the payment and
                                  -----------
fulfillment of the Obligations and termination of this Agreement.

     SECTION 9.8.  Administrative Agent.  Without limiting the effect of any
                   --------------------
other provision of this Article IX, each Lender consents and agrees to all of
                        ----------
the terms and provisions of the Security Documents and the Intercreditor Agreement, as the same may be in effect from time to time or may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Agreement, and authorizes and directs the Administrative Agent to act as mortgagee or secured party with respect thereto.

     SECTION 9.9.  Suits to Protect Collateral.  Subject to the provisions of
                   ---------------------------
the Intercreditor Agreement, the Administrative Agent, acting at the written direction of the Required Lenders, shall have power to institute and to maintain such suits and proceeds as the Administrative Agent may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Agreement, and such suits and proceedings as the Administrative Agent may deem expedient to preserve or protect its interest and the interests of the Lenders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of the Administrative Agent in the Collateral or be prejudicial to the interests of the Lender or the Administrative Agent).

     SECTION 9.10. Determinations Relating to Collateral.  In the event (i) the
                   -------------------------------------
Administrative Agent shall receive any written request from the Borrower or any other Obligor under any Security Document for consent or approval with respect to any matter relating to any Collateral or the Borrower's or such Obligor's obligations with respect thereto or (ii) there shall be due to or from the Administrative Agent under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Administrative Agent shall become aware of any nonperformance by the Borrower or any other Obligor of any covenant or any breach of any representation or warranty for the Borrower or any other Obligor set forth in any Security Document, then, in each such event, the Administrative Agent shall be entitled, at the expense of the Borrower and subject to Section 9.6(b), to hire experts, consultants, agents and attorneys
           --------------
(including internal counsel) to advise the Administrative Agent on the manner in which the Administrative Agent should respond to such request or render any requested performance or response to such nonperformance or breach. The Administrative Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney (including internal counsel) or agreed to by the Required Lenders pursuant to Section 9.6(b).
            --------------

     SECTION 9.11. Trust Moneys.  To the extent Trust Moneys consist of
                   ------------
insurance proceeds or condemnation or other taking awards, any such moneys which may be used to effect a restoration of the affected Collateral shall be permitted to be withdrawn by the Borrower and paid by the Administrative Agent.

     SECTION 9.12. Release of Collateral.  Each Lender hereby irrevocably
                   ---------------------
authorizes the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by or for the benefit of the Administrative Agent with respect to any Restricted Subsidiary or Collateral (i) upon termination of the Lenders' obligations to make Term Loans and payment and satisfaction of all Term Loans and all other Obligations and which the Administrative Agent has been notified in writing are then due and payable; (ii constituting Collateral being sold or disposed of if the Borrower certifies to the Administrative Agent pursuant to an Officers' Certificate that the sale or disposition is being made in compliance with the terms of this Agreement and the other Loan Documents (and, absent any actual knowledge of the Administrative Agent to the contrary, the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (ii constituting property in which the Borrower or any other Obligor owned no interest at the time the Lien was granted and at all times thereafter; or (iv if approved, authorized or ratified in writing by the Administrative Agent at the direction of the Lenders required pursuant to Section 10.1. Upon request by the Administrative Agent at any time,
            ------------
each Lender will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.12.
                                                                 ------------

     Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement or any other Security Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Administrative Agent shall not be required to
             --------
execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

     SECTION 9.13. Application of Proceeds of Collateral.  The Administrative
                   -------------------------------------
Agent shall apply the proceeds of the Collateral payable to the Administrative Agent for the benefit of it and the Lenders, first, to the payment of all costs
                                             -----
and expenses incurred by the Administrative Agent in connection with such collection or otherwise in connection with this Agreement or any other Loan Document, including and together with any amounts then due and payable to the

Administrative Agent (in its capacity as such) hereunder (including any amount then due and payable to the Administrative Agent pursuant to its rights to indemnification under Sections 10.4 and 9.7), and, second, to the payment in
                      -------------     ---        ------
full of the Obligations then due and payable to the Lenders (such payment to be distributed among the Lenders pro rata in accordance with the amount of such
                              --- ----
Obligations owed to them on the date of such distribution).

     SECTION 9.14. Rights and Remedies to be Exercised by Administrative Agent
                   -----------------------------------------------------------
Only.  In the event any remedy may be exercised with respect to this Agreement
----
or any other Loan Document or the Collateral, the Administrative Agent shall pursue remedies designated by the Required Lenders subject to the proviso set forth in Section 9.6(b). Each Lender agrees that, except as otherwise provided
         --------------
in Section 4.9, it shall have no right individually to realize upon the security
   -----------
created by this Agreement or any other Loan Document.

     SECTION 9.15. Credit Decisions.  Each Lender acknowledges that it has,
                   ----------------
independently of and without reliance upon any Agent, the Arranger or any other Lender, and based on such Lender's review of the financial information of the Borrower and each other Obligor, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its commitments. Each Lender also acknowledges that it will, independently of and without reliance upon any Agent, the Arranger or any other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document. Except as otherwise expressly provided for herein, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, litigation, liabilities or business of the Parent, the Borrower or any other Obligor.

     SECTION 9.16. Copies, etc.  The Administrative Agent shall give prompt
                   -----------
notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent (and not concurrently to the Lenders) by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement (except to the extent any such Lender shall have provided written notice to the Administrative Agent that it is not to receive any such documents, instruments or communications). In the event such information is so furnished by any Agent, such Agent shall have no duty to confirm or verify its accuracy or completeness and shall have no liability whatsoever with respect thereto.

     SECTION 9.17. The Syndication Agent and the Administrative Agent.
                   --------------------------------------------------
Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Syndication Agent and the Administrative Agent, in their respective capacities as such, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent or the Administrative Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.

     SECTION 9.18. Agreement to Cooperate.  Each Lender agrees to cooperate with
                   ----------------------
the Agents to the end that the terms and provisions of this Agreement may be promptly and fully carried out. The Lenders also agree, from time to time, at the request of the Administrative Agent or the Syndication Agent, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement and the other Loan Documents.

     SECTION 9.19. Lenders to Act as Agents.  If any Collateral or proceeds
                   ------------------------
thereof at any time comes into the possession or under the control of any Lender, such Lender shall hold such Collateral or proceeds thereof as agent for the joint benefit of the Lenders, and will, upon receipt therefor, deliver such Collateral or proceeds thereof to the Administrative Agent.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc.  The provisions of this Agreement
                   ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, unless otherwise provided in such other Loan Document with respect to such Loan Document, consented to by the Borrower and the Required Lenders; provided,
                                                                 --------
however, that no such amendment, modification or waiver which would:
-------

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b)  modify this Section 10.1 or clause (i) of Section 10.10, change
                           ------------    ----------    -------------
     the definition of "Required Lenders", reduce any fees described in Section
                                                                        -------
     3.3 or extend the Term Loan Commitment Termination Date shall be made
     ---
     without the consent of each Lender adversely affected thereby;

          (c) increase the aggregate amount any Lender would be required to lend to the Borrower hereunder shall be made without the consent of such Lender;

          (d) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on or fees payable in respect of any Term Loan (it being understood and agreed that an increase in the amount of any Indebtedness of the Borrower under this Agreement and any subsequent pro rata scheduled prepayment of such increased amount
                    --- ----
     pursuant to the terms of this Agreement shall not be deemed to be a reduction of the scheduled prepayment of the other Indebtedness of the Borrower under this Agreement to the extent such prepayment is pro rata
                                                                    --- ----
     among all Lenders) or reduce the principal amount of or rate of interest on any Term Loan shall be made without the consent of the holder of such Term Loan;

          (e) release all or substantially all of the Collateral, except in each case as otherwise specifically provided in this Agreement or applicable Security Document (it being understood and agreed that an increase in the amount of any Indebtedness of the

     Borrower under this Agreement secured ratably by the Collateral shall not be deemed to be a release of Collateral), shall be made without the consent of each Lender; or

          (f) affect adversely the interests, rights or obligations of any Agent or the Arranger (in its capacity as Agent or Arranger), unless consented to by such Agent or Arranger, as the case may be.

No failure or delay on the part of any Agent, any Lender or the holder of any Term Loan in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or the holder of any Term Loan under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices.  All notices and other communications provided to
                   -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth in Schedule II hereto or, in the case
                                             -----------
of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and electronic confirmation of receipt thereof has been received).

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on
                   -----------------------------
demand all fees, costs and expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of counsel to the Agents and of local counsel, or foreign legal counsel if any, who may be retained by counsel to the Agents) in connection with

          (a) in the case of the Administrative Agent, the negotiation, preparation, execution and delivery of the Fee Letter, this Agreement and of each other Loan Document, including schedules and exhibits, in each case, to the extent provided in the Fee Letter;

          (b) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

          (c)  the filing, recording, refiling or rerecording of

               (i) each (A) Mortgage and (B) Uniform Commercial Code financing statement that is not filed in connection with the closing hereof,

               (ii) all amendments, supplements and modifications to any of the foregoing Mortgages or Uniform Commercial Code financing statements or any Mortgage or Uniform Commercial Code financing statement filed in connection with the closing hereof, and

               (iii) any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any such Mortgage, the Security Agreement or any other Security Document;

          (d) following the Closing Date, the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document; and

          (e) any due diligence investigation performed following the Closing Date by either the Arranger or either Agent.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Term Loans made hereunder or the issuance of the Term Notes or any other Loan Documents. The Borrower also agrees to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses (provided one counsel is selected to represent the Agents and the Lenders, which may include such additional local and/or foreign counsel that such counsel deems appropriate)) incurred by such Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, (y) the enforcement of any Obligations and (z) any litigation relating to the Obligations, this Agreement or any Loan Document.

     SECTION 10.4. Indemnification.  In consideration of the execution and
                   ---------------
delivery of this Agreement by each Agent and each Lender and the extension of the Term Loan Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, the Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act (collectively, the "Indemnified Parties"), free and harmless from
                                 -------------------
and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (including those of internal counsel) (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them
 -----------------------
as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Term Loan;

          (b) the entering into and performance of this Agreement, the Fee Letter and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to
                                                              -------------
     fund any Borrowing);

          (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

          (e) the investigation, defense, or participation in any action or other proceeding related to the Indemnified Liabilities regardless of whether or not such Indemnified Party is a party to any such action or proceeding;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party solely by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival.  The obligations of the Borrower under Sections
                   --------                                         --------
4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
---  ---  ---  ---  ----     ----
Sections 9.1 and (to the extent set forth therein) 10.13, shall in each case
------------                                       -----
survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Term Loan Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability.  Any provision of this Agreement or any other
                   ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings.  The various headings of this Agreement and of each
                   --------
other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc.  This
                   ---------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Syndication Agent.

     SECTION 10.9. Governing Law; Entire Agreement.  THIS AGREEMENT, THE TERM
                   -------------------------------
NOTES AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY

PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Term Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. Upon the execution and delivery of this Agreement by the parties hereto, all obligations and liabilities of the Arranger shall be terminated and of no further force or effect.

     SECTION 10.10.   Successors and Assigns.  This Agreement shall be binding
                      ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) the Borrower may not assign
                        --------  -------
or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders (except as may be otherwise expressly provided in Section 7.2.5, and (ii) the rights of sale, assignment and
                      -------------
transfer of the Lenders are subject to Section 10.11.
                                       -------------

     SECTION 10.11.   Sale and Transfer of Term Loans and Term Notes;
                      -----------------------------------------------
Participations in Term Loans and Term Notes.  Each Lender may assign, or sell
-------------------------------------------
participations in, its Term Loan and Term Loan Commitment to one or more other Persons in accordance with this Section 10.11.
                                -------------

     SECTION 10.11.1. Assignments.  Any Lender (the "Assignor Lender"),
                      -----------                    ---------------

          (a) with written notice to the Syndication Agent and the Administrative Agent and the written consents of the Borrower and the Syndication Agent (which consents shall not be (i) unreasonably delayed or withheld or (ii) which consent in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Assignor Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent), may at any time assign and delegate to one or more commercial banks or other financial institutions (including funds or trusts regularly engaged in the business of making, purchasing or investing in commercial loans), and

          (b) with notice to the Borrower, the Syndication Agent and the Administrative Agent, but without the consent of the Borrower, the Syndication Agent or the Administrative Agent, may assign and delegate to
     (x) any of its Affiliates, (y) any Approved Fund or (z) any other Lender or Affiliates of such other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's total
       ---------------
Term Loans and Term Loan Commitment and, in the case of Assignee Lenders not described in clause (b) above, in a minimum aggregate amount of (i) $1,000,000
             ----------
or (ii) the then remaining amount of such Lender's Term Loans, Term Notes and Term Loan Commitment; provided, however, that any such Assignee Lender shall
                      --------  -------
have complied, if applicable, with the provisions contained in the last sentence of Section 4.6 and provided further, however, that, the Borrower, each other
   -----------     -------- -------  -------
Obligor and the Agents shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower, the Syndication Agent and the Administrative Agent by such Assignor Lender and such Assignee Lender;

               (ii) such Assignor Lender and such Assignee Lender shall have executed and delivered to the Borrower, the Syndication Agent and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

               (iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall, except as provided in Section 10.5, be released from its
                                        ------------
obligations hereunder and under the other Loan Documents. To the extent any such assignment and delegation includes an assignment of Term Notes, within ten Business Days after its receipt of notice that the Administrative Agent has accepted an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent if requested by the relevant Assignee Lender in accordance with Section 2.5(b) (for delivery to such relevant Assignee
                   --------------
Lender) a new Term Note evidencing such Assignee Lender's assigned Term Loans and Term Loan Commitments and, if the Assignor Lender has retained Term Loans and Term Loan Commitments hereunder and has requested a replacement Term Note in accordance with Section 2.5(b), a replacement Term Note in the principal amount
                --------------
of the Term Loans and Term Loan Commitments retained by the Assignor Lender hereunder (such Term Note to be in exchange for, but not in payment of, that Term Note then held by such Assignor Lender). Each such Term Note shall be dated the date of the predecessor Term Note. The Assignor Lender shall mark the predecessor Term Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Term Note evidenced by the new Term Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Term Note evidenced by the replacement Term Note shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Term Note and in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $1,000, unless (A) such assignment and delegation is by a Lender party to this Agreement on the Closing Date and such assignment and delegation is pursuant to the primary syndication of the Term Loans and is notified to the Administrative Agent within ten Business Days of the Closing Date, (B) such assignment and delegation is by a Lender to its Affiliate or to a Federal Reserve Bank as provided below or (C) such fee is waived by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and
                                            ---------------
void.  Nothing contained in this Section 10.11.1 shall prevent or prohibit any
                                 ---------------
Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Term Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and any Lender that is an investment fund that invests in commercial loans may, without the consent of the Syndication Agent, the Administrative Agent or the Borrower, pledge all or any portion of its interest and rights (but may not delegate any of its duties or obligations hereunder or under any other Loan Document, including its Term Loan Commitment, if any) to any trustee or any other representative of holders of obligations owed or securities issued by such investment fund as security for such obligations or securities.

     The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this paragraph, to maintain a register (the "Register") on which the Administrative Agent will record each
               -------
Lender's Term Loan Commitment, the Term Loans made by each Lender, and each repayment in respect of the principal amount of the Term Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to this
Section 10.11.1.  Failure to make any recordation, or any error in such
---------------
recordation, shall not affect the Borrower's obligations in respect of such Term Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Term Loan is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provisions herein to the contrary. A Lender's Term Loan Commitment and the Term Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Term Lender's Loan Commitment or the Term Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Term Loan Commitment or the Term Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

     SECTION 10.11.2. Participations.  Any Lender may at any time sell to one or
                      --------------
more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of
                              -----------
the Term Loans, Term Loan Commitments or other interests of such Lender hereunder; provided, however, that
           --------  -------

          (a) no participation contemplated in this Section shall relieve such Lender from its Term Loan Commitments or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Term Loan Commitments and such other obligations;

          (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, is an Approved Fund or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Term Loan in which such Participant has purchased a participating interest or (ii a release of all or substantially all of the collateral security under the Loan Documents except as otherwise specifically provided in a Loan Document; and

          (e)  the Borrower shall not be required to pay any amount under
     Section 4.6, that is greater than the amount which it would have been
     -----------
     required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6 (provided such Participant complies with all
------------  ---  ---  ---
requirements therein regarding the execution and delivery certain Internal Revenue Service forms or other certificates), 4.8, 4.9, 10.3 and 10.4, shall be
                                              ---  ---  ----     ----
considered a Lender.

     SECTION 10.12. Other Transactions.  Nothing contained herein shall preclude
                    ------------------
any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Confidentiality.  Each Lender agrees to maintain, in
                    ---------------
accordance with its customary procedures for handling confidential information, the confidentiality of all information provided to it by or on behalf of the Borrower or any Subsidiary, or by the Administrative Agent or the Syndication Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document ("Confidential Information"), and neither it nor any of its
                      ------------------------
Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Lender or (b) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided,
                                                                 --------
however, that any Lender may disclose such information (i) at the request or
-------
pursuant to any requirement of any governmental authority to which the Lender is subject or in connection with an examination of such Lender by any such governmental authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable requirement of law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (v) in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Lender's independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section 10.13; (vii) to any
                                                  -------------
Participant or Assignee Lender, actual or potential, provided that such Person
                                                     --------
shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder; and (viii) to its Affiliates who have been advised that such information is confidential pursuant to this Section
                                                                    -------
10.13.  Unless prohibited by applicable law or court order, each Lender and the
-----
Administrative Agent shall notify the Borrower of any request by any governmental authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided that in
                                      --------
no event shall any of the Agents or any Lender be obligated to return any materials furnished by the Borrower or any of its Subsidiaries. This Section shall supersede any confidentiality letter or agreement with respect to the Borrower or the Facilities entered into prior to the date hereof. Each Lender's obligations under this Section 10.13 shall survive for three years after the
                       -------------
date it ceases to be a Lender hereunder.

     SECTION 10.14. Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                    -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                      --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.15. Waiver of Jury Trial.  THE AGENTS, THE LENDERS AND THE
                    --------------------
BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE

BORROWER RELATING THERETO. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    EARLE M. JORGENSEN COMPANY

                                    By: /s/ Charles P. Gallopo
                                        ----------------------
                                        Name:  Charles P. Gallopo
                                        Title: Vice President and Chief
                                                 Financial Officer


                                    DLJ CAPITAL FUNDING, INC., as the
                                      Syndication Agent and as a Lender

                                    By:
                                        ----------------------
                                        Name:
                                        Title:


                                    BANKERS TRUST COMPANY, as the
                                      Documentation Agent and as a Lender

                                    By:
                                        ----------------------
                                        Name:
                                        Title:


                                    FLEET NATIONAL BANK, as
                                      the Administrative Agent

                                    By: /s/ James T. Anderson
                                        ---------------------
                                        Name:  James T. Anderson
                                        Title: Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    EARLE M. JORGENSEN COMPANY

                                    By:
                                        ----------------------
                                        Name:
                                        Title:


                                    DLJ CAPITAL FUNDING, INC., as the
                                      Syndication Agent and as a Lender

                                    By: /s/ Harold J. Philipps
                                        ----------------------
                                        Name:  Harold J. Philipps
                                        Title: Managing Director


                                    BANKERS TRUST COMPANY, as the
                                      Documentation Agent and as a Lender

                                    By:
                                        ----------------------
                                        Name:
                                        Title:


                                    FLEET NATIONAL BANK, as
                                      the Administrative Agent

                                    By:
                                        ----------------------
                                        Name:
                                        Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    EARLE M. JORGENSEN COMPANY

                                    By:
                                        ----------------------
                                        Name:
                                        Title:


                                    DLJ CAPITAL FUNDING, INC., as the
                                      Syndication Agent and as a Lender

                                    By:
                                        ----------------------
                                        Name:
                                        Title:


                                    BANKERS TRUST COMPANY, as the
                                      Documentation Agent and as a Lender

                                    By: /s/ Basil Palmeri
                                        -----------------
                                        Name:  Basil Palmeri
                                        Title: Vice President


                                    FLEET NATIONAL BANK, as
                                      the Administrative Agent

                                    By:
                                        ----------------------
                                        Name:
                                        Title: